-------------------------------------

                            ASSET PURCHASE AGREEMENT

                          Dated as of October 23, 1996

                                      among

                        INTEGRATED HEALTH SERVICES, INC.,

                       IHS ACQUISITION XV, INC., as Buyer

                                       and

                            TOTAL REHAB SERVICES, LLC

                                       and

                    TOTAL REHAB SERVICES 02, LLC, as Sellers

                                       and

                             THE MEMBERS OF SELLERS

                      -------------------------------------


                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I:  PURCHASE AND SALE OF ASSETS; NO ASSUMPTION OF LIABILITIES;
         DESIGNATED CONTRACTS.....................................................................................2
         1.1      Assets..........................................................................................2
         1.2      Liabilities.....................................................................................2
         1.3      Designated Contracts............................................................................4
         1.4      Designated Related Contracts....................................................................4
         1.5      Termination of Provider Contracts and Related Contracts.........................................5
         1.6      02 Services in New York; Southshore and Central Island Management Agreements
                                                                                                                  5

ARTICLE II:  PURCHASE PRICE.......................................................................................8
         2.1      Determination and Payment of Purchase Price.....................................................8
         2.2      Allocation of Purchase Price....................................................................8
         2.3      Working Capital Adjustments to the Purchase Price...............................................8
         2.4      Escrow Indemnification.........................................................................10
         2.5      IHS Stock......................................................................................11

ARTICLE III:  THE CLOSING........................................................................................17
         3.1      Time and Place of Closing......................................................................17





          ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF SELLERS AND
         THE MEMBERS.............................................................................................18
         4.1      Organization and Standing; Subsidiaries........................................................18
         4.2      Authority......................................................................................19
         4.3      Binding Effect.................................................................................19
         4.4      Absence of Conflicting Agreements..............................................................19
         4.5      Consents.......................................................................................20
         4.6      Schedule of Assets and Properties..............................................................20
         4.7      Contracts......................................................................................20
         4.8      Financial Statements...........................................................................22
         4.9      Material Changes...............................................................................23
         4.10     Licenses; Permits; Certificates of Need........................................................24
         4.11     Title, Condition to Personal Property..........................................................24
         4.12     Title, Condition of the Leased Properties......................................................25

                                       (i)




         4.13     Legal Proceedings..............................................................................26
         4.14     Employees......................................................................................26
         4.15     Collective Bargaining, Labor Contracts, Employment Practices, etc..............................26
         4.16     ERISA..........................................................................................26
         4.17     Insurance and Surety Agreements................................................................27
         4.18     Relationships..................................................................................27
         4.19     Assets Comprising the Business.................................................................27
         4.20     Absence of Certain Events......................................................................27
         4.21     Compliance with Laws...........................................................................29
         4.22     Tax Returns....................................................................................29
         4.23     Encumbrances Created by this Agreement.........................................................30
         4.24     Questionable Payments..........................................................................30
         4.25     Reimbursement Matters..........................................................................30
         4.26     Finders........................................................................................31

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF BUYER AND IHS......................................................31
         5.1      Organization and Standing......................................................................31
         5.2      Power and Authority............................................................................31
         5.3      Binding Agreement..............................................................................31
         5.4      Absence of Conflicting Agreements..............................................................31
         5.5      Consents.......................................................................................31
         5.6      SEC Documents..................................................................................32
         5.7      Receipt of Contracts...........................................................................32
         5.8      IHS Stock......................................................................................32

ARTICLE VI:  INFORMATION AND RECORDS CONCERNING THE SELLERS......................................................32
         6.1      Access to Information and Records before Closing...............................................32

ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING............................................................32
         7.1      Conduct of Business Pending Closing............................................................33
         7.2      Negative Covenants of Sellers..................................................................33
         7.3      Affirmative Covenants of Sellers...............................................................33
         7.4      Pursuit of Consents and Approvals..............................................................34
         7.5      Supplementary Financial Information............................................................34
         7.6      Tail Policy....................................................................................34
         7.7      Exclusivity....................................................................................35


         ARTICLE VIII:  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
         AND IHS.................................................................................................35
         8.1      Representations and Warranties.................................................................35
         8.2      Performance of Covenants.......................................................................35
         8.3      Delivery of Closing Certificate................................................................35

                                      (ii)




         8.4      Opinions of Counsel............................................................................35
         8.5      Legal Matters..................................................................................36
         8.6      Authorization Documents........................................................................36
         8.7      Material Change................................................................................36
         8.8      Approvals......................................................................................36
         8.9      Bill of Sale and Assignment....................................................................36
         8.10     Non-Competition Agreements.....................................................................36
         8.11     Employment and Consulting Agreements...........................................................38
         8.12     COBRA..........................................................................................38
         8.13     Assets Transferred at Closing..................................................................38
         8.14     Certificate as to Provider and Related Contracts...............................................38
         8.15     ANB Security Interest..........................................................................38
         8.16     Lease Amendment................................................................................39
         8.17     Designated Contract and Designated Related Contract Consents...................................39
         8.18     Documents......................................................................................39

ARTICLE IX:  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS AND
         THE MEMBERS ............................................................................................39
         9.1      Representations and Warranties.................................................................39
         9.2      Performance of Covenants.......................................................................39
         9.3      Delivery of Closing Certificate................................................................39
         9.4      Opinions of Counsel............................................................................39
         9.5      Legal Matters..................................................................................40
         9.6      Authorization Documents........................................................................40
         9.7      Necessary Consents.............................................................................40
         9.8      Assignment and Assumption......................................................................40
         9.9      ANB Guarantees.................................................................................40
         9.10     Other Documents................................................................................40

ARTICLE X:  OBLIGATIONS OF THE PARTIES AFTER CLOSING.............................................................40
         10.1     Survival of Representations and Warranties.....................................................40
         10.2     Indemnification................................................................................41
         10.3     Restrictions...................................................................................42
         10.4     Records........................................................................................43
         10.5     Appeal of Denials and Disallowances............................................................43
         10.6     Audit..........................................................................................44
         10.7     Offer of Employment............................................................................44
         10.8     Option on Excluded NY 02 Services..............................................................44

ARTICLE XI: TERMINATION..........................................................................................45
         11.1     Termination....................................................................................45
         11.2     Effect of Termination..........................................................................45


                                      (iii)




ARTICLE XII: CASUALTY, RISK OF LOSS..............................................................................46
         12.1     Casualty, Risk of Loss.........................................................................46

ARTICLE XIII:  MISCELLANEOUS.....................................................................................46
         13.1     Costs and Expenses.............................................................................46
         13.2     Benefit and Assignment.........................................................................46
         13.3     Effect and Construction of this Agreement......................................................46
         13.4     Cooperation - Further Assistance...............................................................47
         13.5     Notices........................................................................................47
         13.6     Waiver, Discharge, Etc.........................................................................48
         13.7     Rights of Persons Not Parties..................................................................48
         13.8     Governing Law..................................................................................48
         13.9     Amendments, Supplements, Etc...................................................................48
         13.10    Severability...................................................................................48
         13.11    Public Announcements...........................................................................49


                                      (iv)

                                    SCHEDULES
                                    ---------

Schedule 1.1              -   Excluded Assets
Schedule 1.2(b)(i)        -   Accounting Principle Deviations
Schedule 4.1(b)           -   Organization and Standing; Subsidiaries
Schedule 4.5              -   Consents
Schedule 4.6              -   Assets and Properties
Schedule 4.7(b)           -   Contracts
Schedule 4.7(c)           -   Related Contracts
Schedule 4.8(a)(i)        -   Financial Statements
Schedule 4.8(a)(ii)       -   Adjusted Financial Statements
Schedule 4.8(b)(i)        -   Non-Balance Sheet Liabilities
Schedule 4.8(b)(ii)       -   Non-Adjusted Balance Sheet Liabilities
Schedule 4.10             -   Licenses; Permits; Certificates of Need
Schedule 4.11(b)          -   Permitted Liens
Schedule 4.11(c)          -   Personal Property Leases
Schedule 4.13             -   Legal Proceedings
Schedule 4.14             -   Employees
Schedule 4.15             -   Collective Bargaining, Labor Contracts, Employment
                              Practices, etc.
Schedule 4.17             -   Insurance and Surety Agreements
Schedule 4.18             -   Relationships
Schedule 4.20             -   Absence of Certain Events
Schedule 4.22(a)          -   Tax Returns
Schedule 4.25             -   Reimbursement Matters
Schedule 8.16             -   Assets Transferred at Closing
Schedule 10.7             -   Excluded Employees


                                    EXHIBITS
                                    --------

Exhibit 1.6(b)(ii)        -   Southshore Management Agreement
Exhibit 1.6(b)(iii)       -   Central Island Management Agreement
Exhibit 2.4               -   Escrow; Indemnification
Exhibit 8.9-1             -   Bill of Sale and Assignment
Exhibit 8-9.2             -   Assignment and Assumption




                                       (v)

                          ----------------------------
                            ASSET PURCHASE AGREEMENT
                          ----------------------------



                  This Asset Purchase Agreement (the "Agreement") is made as of the 23rd day of October, 1996, among Integrated Health Services, Inc., a Delaware corporation ("IHS"), IHS Acquisition XV, Inc., a Delaware corporation and a wholly-owned subsidiary of IHS ("Buyer"), Total Rehab Services, LLC, an Illinois limited liability company ("Rehab"), Total Rehab Services 02, LLC, an Illinois limited liability company ("Rehab 02", and together with Rehab, "Sellers"), Timothy H. Dacy ("Dacy"), David S. Krause ("Krause"), and Ruby Healthcare LLC, a Wisconsin limited liability company ("Ruby" and together with Dacy and Krause, the "Rehab Members"), and Ron Paler ("R. Paler"), Bruce Paler ("B. Paler") and Shari Kaplan ("Kaplan", and together with R. Paler, and B. Paler, the "Ruby Members" and together with the Rehab Members, the "Members"). Sellers and the Members are sometimes referred to herein collectively as the "Group" and each individually as a "Group Participant" or "Participant of the Group".

                  WHEREAS, the Members own all of the issued and outstanding membership interest of each Seller; and

                  WHEREAS,   the  Ruby   Members  own  all  of  the  issued  and
outstanding membership interest of Ruby; and

                  WHEREAS, Rehab is engaged in the business (the "Rehab Business") of providing contract rehabilitation services (including, without limitation, speech and language pathology, occupational therapy and physical therapy services) (collectively, "Rehab Services") in the States of Illinois and New York; and

                  WHEREAS, Rehab O2 is engaged in the business (the "Rehab O2 Business", and together with the Rehab Business, the "Business") of providing respiratory services ("O2 Services") in the States of Illinois and New York; and

                  WHEREAS, Buyer wishes to purchase from Sellers, and Sellers wish to sell to Buyer, substantially all of the assets of each Seller;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IHS, Buyer, Sellers and the Members intending to be legally bound, agree as follows:

            ARTICLE I: PURCHASE AND SALE OF ASSETS; NO ASSUMPTION OF
            --------------------------------------------------------
                        LIABILITIES; DESIGNATED CONTRACTS
                        ---------------------------------

                  1.1 Assets. Subject to the terms and conditions of this Agreement at the Closing (as hereinafter defined), and in reliance upon the covenants, representations and warranties of IHS and Buyer, Sellers will sell, assign and convey to Buyer free and clear of all Liens (as such term is hereinafter defined) other than Permitted Liens (as such term is hereinafter defined), and subject to the terms and conditions of this Agreement and in reliance upon the covenants, representations and warranties of Sellers and the Members, Buyer will purchase and acquire from Sellers, all of the assets of each Seller which now or hereafter comprise, or which are now or hereafter used or useful in connection with the operation of, the Business (the "Assets"), excluding inventory and supplies disposed of from the date hereof until Closing in the ordinary course of business consistent with past practice and otherwise in conformity with the obligations of Sellers and the Members under this Agreement, and excluding the Excluded NY 02 Assets (as defined below) and each Seller's Certificate of Incorporation, qualification to do business in any jurisdiction, taxpayer identification number, minute books, stock transfer records and other documents related specifically to such Seller's corporate organization and maintenance (collectively, "Excluded Assets"). Except for the Excluded Assets, the Assets will include, without limitation, all tangible, intangible, real, personal and mixed property, operations, policy and procedure manuals, leasehold interests, inventory, cash, accounts receivable, cash equivalents, notes receivable, claims and rights under Designated Contracts (defined herein), rights in collateral or other security for obligations due to any Seller, provider agreements with third party payors, the names "Total Rehab Services" and "Total Rehab Services 02", all other tradenames, trademarks, service marks, patient lists and records, telephone numbers, trade secrets, other proprietary rights or intellectual property, good will, and, to the extent permitted by law, all permits, licenses and certificates of need and other rights held by Seller with respect to the ownership or operation of any or all of the Business or other Assets, and all of each Seller's books and records pertaining to the foregoing. Notwithstanding the assignment and transfer to Buyer of the names "Total Rehab Services" and "Total Rehab Services O2", neither Seller shall be required to file a Certificate of Amendment to its respective Certificate of Organization to change its name so long as it shall not transact business under such name. "Excluded NY 02 Assets" shall mean all assets relating solely to the operation of the Excluded NY 02 Services (defined in Section 1.6(a)) including any accounts receivable arising solely from Excluded NY 02 Services, all as more specifically described on Schedule 1.1. Notwithstanding the foregoing, all assets necessary or useful to, or held for use in connection with, the provision of 02 Services at or to the Southshore Home (defined in Section 1.6(b)) including, without limitation, any accounts receivable (the "Southshore Receivables") shall be included as Assets and shall not be part of the Excluded NY 02 Assets.

                  1.2 Liabilities. (a) Neither Buyer nor IHS will assume any, and Sellers shall remain liable for each, Liability of each Seller existing on the Closing Date. For purposes of this Agreement the term "Liability" means any claim, lawsuit, liability, obligation or debt of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition, and whether or not of a type which would be reflected as a liability on a balance sheet in accordance with generally accepted accounting principles, consistently applied, including without limitation (i) malpractice claims asserted by patients or any other tort claims asserted, claims for breach of contract, or any claims of any kind asserted by patients, former patients, employees or any other party that are based on acts or omissions occurring on or before the Closing Date; (ii) amounts due or that may become due to Medicare or Medicaid or any other health care reimbursement or payment intermediary on account of Medicare cost report adjustments or other payment adjustments attributable to any period on or prior to the Closing Date (including, without limitation, any of the same which becomes due to any nursing home, hospital, other facility or other third party pursuant to any Contract (as such term is hereinafter defined) directly, by reason of offset or indemnification, or otherwise, or any other form of Medicare or other health care reimbursement denial, recapture, adjustment or overpayment whatsoever with respect to any period on or prior to the Closing Date ("Excess Reimbursement Liabilities"), (iii) any obligation or liability arising out of any Contract which is not a Designated Contract, and (iv) any obligation or liability arising out of the provision of Excluded NY O2 Services (as such term is defined in Section 1.6(a) below).

                  (b) Notwithstanding the provisions of subsection (a) above, on the Closing Date, contingent upon the consummation of the transactions contemplated hereby, Buyer shall assume and thereafter in due course fully satisfy:

                           (i)  all operating trade payables, operating expenses
and other current liabilities of Sellers that would be classified as current liabilities ("Current Liabilities") on a consolidated balance sheet of Sellers as of the Closing Date prepared in accordance with generally accepted accounting principles (except as disclosed on Schedule 1.2(b)(i)) applied on a basis consistent with the balance sheet delivered to Buyer and included in the financial statements of the Sellers as at March 31, 1996 ("GAAP"), including, without limitation, all amounts due to American National Bank and Trust ("ANB") immediately prior to the Closing regardless of whether the same shall be satisfied concurrently with the Closing, but excluding any current liabilities arising out of the Excluded NY O2 Services ("Excluded NY 02 Liabilities"); and

                           (ii)     those  obligations  which  arise  under  the
Designated Contracts specified pursuant to Section 1.3 below and assigned by Sellers to Buyer, with respect to, and only with respect to, services to be rendered or goods to be supplied or benefits to be conferred to Buyer solely after the Closing Date. Liabilities under such Designated Contracts that have accrued, or the performance of which is due, on or prior to the Closing Date, or which are in payment or consideration for Excluded Assets, shall remain the sole responsibility of Sellers except to the extent same constitute Current Liabilities.

                  1.3      Designated Contracts.

                           (a)     As soon as practicable after the date hereof,
but in no event within two (2) business days after the date hereof, Buyer shall deliver notice in writing to Sellers designating which, if any, of the Contracts to which any Seller is a party listed on Schedule 4.7 hereto pursuant to Section
4.7 of this Agreement will be assigned to and assumed by Buyer (collectively, the "Designated Contracts"). If within said period of time Buyer fails to so deliver notice to Sellers, Buyer will be deemed to have designated all of said Contracts; provided however, that in no event will any of the Contracts described on Schedule 4.17 below or Schedule 4.7(b)(ix) below be included as Designated Contracts. To the extent Buyer makes (or is deemed to have made) any such designation, Sellers shall at Closing be obligated to assign all of their right, title and interest under such Designated Contracts to Buyer and Buyer shall assume the obligations accruing after Closing under such Designated Contracts to the extent provided in Section 1.2 above.

                           (b)      Immediately  after notice  of the Designated
Contracts by Buyer, each Seller will use its best efforts and shall diligently proceed to obtain any consents of any parties necessary to permit the assignment of the Designated Contracts. If any Designated Contract is not assignable and the parties to any Designated Contract fail or refuse to consent to any assignment on or before the Closing Date, Buyer shall have no liability to assume any such Designated Contract, and if such Designated Contract shall not be a Provider Contract (as defined in Section 4.7(b)(vi) below) and shall be material to the Business, Buyer shall be permitted to terminate this Agreement in accordance with Article XI hereof.

                  1.4 Designated Related Contracts; Other Designated Provider Contracts. As soon as practicable after the date hereof, each Seller will notify or, if applicable, provide a form of consent of (in each case, in a writing in form and substance acceptable to IHS) each nursing home, hospital or other facility and each licensed professional corporation that is a party to a Related Contract or other Provider Contract (as such terms are hereinafter defined in
Section 4.7 below) that is a Designated Contract ("Designated Related Contracts" and "Designated Provider Contracts", respectively) that the applicable Designated Related Contract or Designated Provider Contract with, or the management of the provider(s) of Rehab Services and/or O2 Services to, as the case may be, such nursing home or hospital or other facility or such licensed professional corporation will be assigned to Buyer, a subsidiary of IHS, effective at the Closing. If at least fourteen (14) days shall have elapsed since the date on which a notice (as set forth above) is received by a party to a Related Contract or a Provider Contract (which Contract does not require consent to the assignment to Buyer) and no termination or threatened termination of such Contract shall occur prior to Closing, then such Contract shall be deemed to qualify as effectively assigned to Buyer for purposes of Section 1.5 hereof. Sellers shall not be obligated to provide the notice or form of consent as required above with respect to a Designated Provider Contract if Sellers obtain the written consent (in form and substance reasonably acceptable to Buyer) on or prior to the Closing Date from each applicable party to the Designated Provider Contract to the assignment to Buyer of said Designated Provider Contract or the written acknowledgment (in form and substance reasonably acceptable to Buyer) on or prior to the Closing from each party to the Designated Related Contract that Buyer, a subsidiary of IHS, will become the manager of the applicable provider under such Designated Related Contract. Sellers will promptly notify IHS if they become aware or receive any written or oral notice (directly from any applicable nursing home, hospital or other facility or licensed professional corporation, or indirectly from any provider or otherwise) of the actual or threatened termination of any Designated Related or any other Designated Provider Contract.

                  1.5 Termination of Provider Contracts and Related Contracts. For purposes of this Section 1.5, a Designated Provider Contract or Related Contract shall be deemed "Matured" if it shall have been in effect for at least sixty (60) days on the Closing Date. If, after the date hereof and on or prior to Closing, Sellers are unable to assign to Buyer Matured Designated Provider Contracts and Matured Designated Related Contracts (none of which Designated Provider Contracts and Designated Related Contracts shall be terminated or subject to threatened termination), that generate aggregate annualized net revenues to Sellers measured as of the Closing Date equal to at least fourteen million four hundred thousand dollars ($14,400,000), then Buyer shall be permitted to terminate this Agreement in accordance with Article XI hereof. For purposes of this Agreement, annualized net revenues to a Seller for any Designated Contract or Designated Related Contract for the 1996 fiscal year shall be calculated as follows: The daily net revenue to said Seller arising out of said Designated Contract or Designated Related Contract shall be equal to the amount of net revenue for the period commencing on the later to occur of (x) January 1, 1996, and (y) the date on which such Designated Contract or Designated Related Contract was executed and delivered, and ending October 31, 1996, shall be divided by the number of days during such period. The annualized net revenue shall be equal to the daily net revenue calculated in accordance with the preceding sentence multiplied by three hundred and sixty five (365); provided, however, that no revenues generated by the South Shore Home or Woodbridge Nursing Pavillion, Ltd. contracts shall be included.

                  1.6 02 Services in New York; Southshore and Central Island Management Agreements.

                           (a)      Notwithstanding  anything  to  the  contrary
contained in this Agreement, Buyer shall not assume, and shall not be assigned, any Contracts, obligations or liabilities with respect to O2 Services in the State of New York ("Excluded NY O2 Services"), except as expressly provided below in subsection (b) (ii) below.

                           (b)      (i)     The Group has an  understanding with
Southshore Health Center, 275 West Merrick Road, Freeport, New York 11520 (the "Southshore Home") pursuant to which Rehab 02 (or its successors and assigns) is to provide management services for the respiratory therapists at such facilities in consideration for a management fee of approximately $10,000 per month and with Central Island Nursing Home, 825 Old Country Road, Plainview, New York 11803 (the "Central Island Home") pursuant to which Rehab (or its successors and assigns) is to provide management services for the rehabilitation therapists at such facilities in consideration for a management fee of approximately $10,000 per month.

                                    (ii)    (A)       If within thirty (30) days
after the Closing Date, Buyer shall not be assigned and shall not enter into a written Management Agreement with the Southshore Home to provide management services for the respiratory therapists at such facility in the form of Exhibit 1.6(b)(ii) (a "Southshore Management Agreement"), then Buyer shall be entitled to a reduction in the Purchase Price equal to Five Hundred Thousand Dollars ($500,000), which amount shall be paid to Buyer out of the Escrow Deposit upon demand. If there shall be insufficient shares of IHS Stock in the Escrow Deposit to cover such $500,000 payment, the Group shall pay any deficiency to Buyer on demand. At the time that any such Southshore Management Agreement shall be assigned to Buyer or executed by Buyer, Sellers shall be deemed automatically to have represented and warranted as of such date that: (aa) they shall not have taken any action or omitted to take any action in connection with such assignment or execution that is not in compliance with all applicable Governmental Requirements; (bb) each representation and warranty that they would have made pursuant to Section 4.7 hereof had the Southshore Management Agreement been in effect on the date hereof and been deemed a Contract ; and (cc) the obligations set forth under Sections B.1., B.6. and D.1 of the Southshore Management Agreement have been satisfied in full, or in the case of the obligations set forth under Sections B.1. and B.6, Sellers have no reason to believe, after reasonable investigation, that Buyer shall not be capable of timely and properly satisfying such obligations in full. No Buyer Indemnitee (as such term is defined in Section 10.2(a)) shall be entitled to indemnification for a breach of any representation or warranty made pursuant to this clause
(ii)(A) except to the extent the amount of the claim shall exceed the amount of any purchase price reduction made in accordance with this clause (ii).

                                            (B) If there  shall be a  Southshore
Management Agreement and it shall be terminated (other than a termination by the Southshore Home for cause as provided in Paragraph F(2) of such Management
Agreement, or a termination by Buyer other than for cause as provided in Paragraphs F(2) or F(3) of such Management Agreement) prior to the date which is six months after its commencement date, then Buyer shall be entitled to a reduction in the Purchase Price equal to Five Hundred Thousand Dollars ($500,000) less the amount of net income (determined in accordance with GAAP) earned by Buyer under such Management Agreement, which amount shall be paid to Buyer out of the Escrow Deposit upon demand. If there shall be insufficient shares of IHS Stock in the Escrow Deposit to cover such $500,000 payment, the Group shall pay any deficiency to Buyer on demand.

                                            (C)   If there shall be a Southshore
Management Agreement and it shall not be terminated (or if it shall be terminated by the Southshore Home for cause as provided in Paragraph F(2) of such Management Agreement) by notice given prior to the date which is six months after its commencement date (the "Southshore Contingency") and the Central Island Contingency (defined below) shall have been satisfied, then Sellers shall be entitled to receive One Hundred Fifty Thousand Dollars ($150,000) from the Escrow Deposit upon demand.

                                    (iii)   (A)      If  within thirty (30) days
after the Closing Date, Buyer shall not be assigned and shall not enter into a written Management Agreement with the Central Island Home to provide management services for the physical, occupational or speech therapists at such facility in the form of Exhibit 1.6(b)(iii) (a "Central Island Management Agreement"), then Buyer shall be entitled to a reduction in the Purchase Price equal to Five Hundred Thousand Dollars ($500,000), which amount shall be paid to Buyer out of the Escrow Deposit upon demand. If there shall be insufficient shares of IHS Stock in the Escrow Deposit to cover such $500,000 payment, the Group shall pay any deficiency to Buyer on demand. At the time that any such Central Island Management Agreement shall be assigned to Buyer or executed by Buyer, Sellers shall be deemed automatically to have represented and warranted as of such date that: (aa) they shall not have taken any action or omitted to take any action in connection with such assignment or execution that is not in compliance with all applicable Governmental Requirements; and (bb) each representation and warranty that they would have made pursuant to Section 4.7 hereof had the Central Island Management Agreement been in effect on the date hereof and been deemed a Contract; and (cc) the obligations set forth under Section [B.1., B.6. and D.1] of the Central Island Management Agreement have been satisfied in full, or in the case of the obligations set forth under Sections B.1. and B.6, Sellers have no reason to believe, after reasonable investigation, that Buyer shall not be capable of timely and properly satisfying such obligations in full. No Buyer Indemnitee shall be entitled to indemnification for a breach of any representation or warranty made pursuant to this clause (iii)(A) except to the extent the amount of the claim shall exceed the amount of any purchase price reduction made in accordance with this clause (ii).

                                            (B)      If there shall be a Central
Island Management Agreement and it shall be terminated (other than a termination by the Central Island Home for cause as provided in Section F(2) such Management Agreement, or termination by Buyer other than for cause as provided in Paragraphs F(2) or F(3) of such Management Agreement) prior to the date which is six months after its commencement date, then Buyer shall be entitled to a reduction in the Purchase Price equal to Five Hundred Thousand Dollars ($500,000) less the amount of net income (determined in accordance with GAAP) earned by Buyer under such Management Agreement, which amount shall be paid to Buyer out of the Escrow Deposit upon demand. If there shall be insufficient shares of IHS Stock in the Escrow Deposit to cover such $500,000 payment, the Group shall pay any deficiency to Buyer on demand.

                                            (C)      The      "Central    Island
Contingency" means that there shall be a Central Island Management Agreement and it shall not be terminated (unless it shall be terminated by the Central Island Home for cause as provided in Section F(2) of such Management Agreement or by IHS other than for cause) by notice given prior to the date which is six months after its commencement date.

                                    (iv)    If  not  assigned  at  Closing,  any
assignment and assumption of the Southshore Management Agreement and the Central Island Management Agreement shall be made pursuant to an assignment and assumption agreement in the form of Exhibit 8.9-2 hereto (revised appropriately). The assignment and assumption shall be accompanied by a Bill of Sale conveying to Buyer all of each Seller's right, title and interest in and to all of such Seller's assets that relate to the Management Agreement.

                           ARTICLE II: PURCHASE PRICE

                  2.1 Determination and Payment of Purchase Price. Subject to adjustment as provided in this Agreement, the aggregate purchase price to be paid to Sellers for the Assets and their respective obligations under this Agreement (the "Purchase Price") shall be EIGHT MILLION and 00/100 DOLLARS ($8,000,000.00), and which Purchase Price shall be payable as follows:

                           (a)     FIVE MILLION THREE HUNDRED AND 00/100 DOLLARS
($5,300,000) shall be paid at the Closing to Sellers in cash by wire transfer of immediately available funds to the account designated in writing by Sellers at least one business day prior to the Closing;

                           (b)     TWO MILLION FIFTY THOUSAND AND 00/100 DOLLARS
($2,050,000) shall be paid at the Closing by delivery to Sellers of newly issued shares of the Common Stock, par value $.001 per share, of IHS (the "IHS Stock"), based upon the valuation and subject to the terms and conditions of Section 2.5 below; and

                           (c)     SIX HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS
($650,000) (the "Escrow Deposit") shall be paid by the deposit into an escrow account as provided in Section 2.4 below of shares of IHS Stock, based upon the valuation and subject to the terms and conditions of Section 2.5 below.

                  2.2 Allocation of Purchase Price. The Purchase Price as adjusted pursuant to this Agreement (and all other capitalizable costs) shall be allocated among the Sellers and with respect to each Seller, among the categories of Assets, as shall be determined by Sellers, subject to the consent of Buyer (which consent shall not unreasonably be withheld), in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties hereto agrees to prepare and file all tax returns (including Form
8594) in a manner consistent with such allocation and to report this transaction for Federal and state income tax purposes in accordance with such allocation of the Purchase Price.

                  2.3      Working Capital Adjustments to the Purchase Price.

                           (a)      For the purposes of this Agreement, "Current
Assets" shall mean the aggregate amount of all assets of the Sellers that would be classified as current assets on the consolidated balance sheet of the Sellers as of the Closing Date prepared in accordance with GAAP, but excluding any current assets that constitute Excluded NY O2 Assets, it being understood that all Southshore Receivables shall be included as Current Assets. As used herein, "Working Capital" means the amount by which Current Assets exceeds Current Liabilities.

                           (b)    At the Closing, Sellers shall deliver to Buyer
the consolidated balance sheet of Sellers as of the Closing Date, certified by the Chief Financial Officer of each Seller to be his or her best good faith estimate of such balance sheet as of the Closing (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall indicate which of the assets and liabilities constitute Excluded NY O2 Assets and Excluded NY O2 Liabilities. The Purchase Price payable to the Sellers shall be reduced if the Closing Date Balance Sheet discloses that the consolidated Working Capital of Sellers as of the Closing Date (the "Closing Date Working Capital") is less than EIGHT HUNDRED THOUSAND DOLLARS ($800,000 (the "Minimum Amount"). In such event, the amount of the Purchase Price payable to the Sellers at the Closing shall be reduced by an amount, on a dollar-for-dollar basis, equal to the amount by which the Closing Date Working Capital is less than such Minimum Amount.

                           (c)      Buyer may complete,  at its own  expense,  a
review of the Closing Date Working Capital, and, if it does so, shall deliver to Sellers its written report (the "Working Capital Review") setting forth the amount of such Closing Date Working Capital as confirmed or determined in accordance with such review. If Buyer shall not have completed such a Working Capital Review and delivered a copy thereof to Sellers within ninety (90) days following the Closing Date, Buyer shall be deemed to conclusively have accepted the determination of the Closing Date Working Capital as set forth on the Closing Date Balance Sheet, and such determination shall become final and shall not be subject to further review, challenge or adjustment, absent fraud. In the event that the Working Capital Review is timely prepared and delivered to Sellers and it discloses that the Closing Date Working Capital was less than the lesser of: (x) the Minimum Amount and (y) the amount of the Working Capital set forth on the Closing Date Balance Sheet, the Purchase Price shall be deemed to have been reduced by the amount of such deficiency; provided, however, if Sellers shall dispute the amount set forth in the Working Capital Review, they shall give notice to Buyer (a "Delay Payment Notice") within thirty (30) days after delivery to them of the Working Capital Review that the payment specified in subsection (d) hereof should not then be made and setting forth in reasonable detail their objections and the basis therefor, in which case the parties shall meet and in good faith attempt to resolve any disagreements within thirty (30) days after delivery to Buyer of the Delay Payment Notice. If the parties are unable to resolve such disagreements within such time period, the disagreements shall be referred to a "Big Six" accounting firm selected by mutual agreement of Sellers, on the one hand, and Buyer, on the other hand (or if the parties cannot agree on such selection, then a "Big Six" accounting firm, other than KPMG Peat Marwick LLP selected by lot) (the "Settlement Accountants"), and the determination of the Settlement Accountants shall be final and shall not be subject to further review, challenge, or adjustment absent fraud. The Settlement Accountants shall be directed to use their best efforts to reach a determination not more than forty-five (45) days after such referral. The costs and expenses of the services of the Settlement Accountants shall be borne by the party against whom the Settlement Accountants shall rule; provided that if the Settlement Accountants shall not clearly rule against any party, then such costs and expenses shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand.

                           (d)    If the Purchase Price is decreased as provided
in this Section 2.3, the amount of the decrease shall be paid promptly by Sellers to Buyer. Such payment shall be made in IHS Stock (valued in accordance with Section 2.4(c) below) out of the Escrow Deposit to the extent there shall be sufficient shares therefor and any further deficiency shall be paid in cash by Sellers.

                           (e)      The parties acknowledge  that   because  the
Purchase Price is payable, in part, by the delivery of shares of IHS Stock, and that at least two (2) business days lead-time is necessary to prepare the stock certificates, it may be impractical to make Purchase Price adjustments at the Closing by changing the number of shares of IHS Stock to be delivered. Accordingly, to the extent such adjustments can not be made at the Closing by way of decreasing the number of shares delivered, the parties agree that such adjustments will be made by the reduction in the payment of cash at Closing. Notwithstanding the foregoing, in lieu of reducing the cash payments in accordance with the foregoing sentence, Sellers may elect to instruct Buyer's attorneys to hold the stock certificates evidencing the Purchase Price in escrow pending the issuance to Sellers of stock certificate(s) evidencing the exact amount of the Purchase Price.

                  2.4      Escrow Indemnification.

                           (a)   At the Closing, pursuant to an Escrow Agreement
to be executed by the parties in substantially the form and substance of Exhibit
2.4 hereto,  the Escrow  Deposit  shall be  deposited  with an escrow agent (the
"Escrowee") acceptable to Buyer and Sellers and shall be held by the Escrowee, together with all dividends (stock or cash), if any, earned thereon, and any interest or income earned thereon in accordance with the Escrow Agreement, as a non-exclusive source of indemnification from the Sellers for any amount due to any Buyer Indemnitee (as such term is hereinafter defined) and as a source of repayment of any reduction in the Purchase Price pursuant to Section 1.6 or
Section 2.3 above. The Escrow Deposit shall be deemed to be the property of Buyer unless and until paid to Sellers pursuant to the Escrow Agreement. The Escrow Deposit (plus all dividends, if any, earned thereon, and any interest or income earned thereon in accordance with the Escrow Agreement) less any claims made pursuant to Section 1.6 or Section 2.3 above or for Losses (as such term is defined in Section 10.2(a) hereof), and also less any amounts previously released to Sellers in accordance with Section 1.6 above, shall be released to Sellers on the first anniversary of the Closing Date. If any Buyer Indemnitee shall have asserted a claim to indemnification or for a Purchase Price reduction, and the amount of such claim shall not have been finally determined by the first anniversary of the Closing Date, then the amount of the Escrow Deposit to be released to Sellers in accordance with the foregoing sentence shall be reduced by a reasonable reserve for such claim as determined by Buyer in good faith and set forth in a notice to Sellers and the Escrow Agent. If Sellers shall dispute the amount of such reserve, they shall give notice to Buyer setting forth in reasonable detail their objections and the basis therefor, in which case the parties shall meet and in good faith attempt to resolve any disagreements within thirty (30) days after Sellers' receipt of notice of the amount of the reserve. If the parties are unable to resolve such disagreements within such time period, the disagreements shall be referred to the Settlement Accountants, and the determination of the Settlement Accountants shall be final and shall not be subject to further review, challenge, or adjustment absent fraud. The Settlement Accountants shall be directed to use their best efforts to reach a determination not more than forty-five (45) days after such referral. The costs and expenses of the services of the Settlement Accountants shall be borne by the party against whom the Settlement Accountants shall rule; provided that if the Settlement Accountants shall not clearly rule against any party, then such costs and expenses shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand.

                           (b)   Subject to the limitations set forth in Section
2.5 below (including without limitation, Sections 2.5 (b) and 2.5(c)) with respect to the sale of shares of IHS Stock issued pursuant to this Agreement, if Sellers shall so request, Buyer and IHS shall agree to the sale of shares of IHS Stock constituting all or part of the Escrow Deposit if the entire gross proceeds of such sale shall become part of the Escrow Deposit and shall be deposited with the Escrow Agent and held pursuant to the Escrow Agreement, and Buyer and IHS shall have determined that a satisfactory procedure shall have been established so that at all times before, during and after such sale the escrowed shares of IHS Stock to be sold and said gross proceeds thereof shall be subject to the sole possession and control of the Escrow Agent and shall be free and clear of all Liens of third parties (other than the Escrow Agent if and as provided in the Escrow Agreement).

                           (c)      For purposes of determining the value of any
shares of IHS Stock claimed as a source for indemnification, for Purchase Price reductions or for release of less than all of the shares held in escrow, the Current Market Value Per Share shall be used. For purposes hereof "Current Market Value Per Share" means the average closing New York Stock Exchange ("NYSE") price of IHS Stock for the thirty (30) business day period ending on the date which is two (2) business days prior to the date on which such IHS Stock is to be released from the Escrow pursuant to the Escrow Agreement.

                           (d)      If any shares of IHS Stock constituting  any
part of the Escrow Deposit shall be sold, the gross proceeds thereof shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement and may be invested in accordance with the mutual instructions of Sellers and IHS as provided in the Escrow Agreement. Any interest or income or dividends paid on or in respect of all or any part of the Escrow Deposit ("Escrow Income") shall be added to the Escrow Deposit and shall be used for the benefit of Sellers or be paid to Sellers upon release of the balance of the Escrow Deposit.

                           (e)      The costs, fees and expenses of  the  Escrow
Agent shall be borne equally by Buyer, on the one hand, and Sellers, on the other hand.

                  2.5      IHS Stock.

                           (a)    As set forth in Sections 2.1(b) and (c) above,
but subject to Sections 2.3(d) and (e) above, a portion of the Purchase Price equal to TWO MILLION SEVEN HUNDRED THOUSAND AND 00/100 DOLLARS ($2,700,000) shall be payable by means of the delivery to Sellers and the Escrowee of IHS Stock based upon a price per share of such stock equal to the average closing New York Stock Exchange ("NYSE") price of such stock for the thirty (30) business day period ending on the date which is two (2) business days prior to the Closing Date (the "Initial Market Value Per Share").

                           (b)      Resale Limitations.   All sales of IHS Stock
issued pursuant to this Agreement shall be effected solely through Smith Barney, Inc., as broker, which shall charge not more than customary brokerage commissions, and sales of such shares shall not at any time, in the aggregate, exceed fifty thousand (50,000) shares during any thirty (30) day period; it being understood however, that such covenant will not apply to shares of IHS Stock issued pursuant to the Asset Purchase Agreement, dated as of April 20, 1996, among them, Hospice of the Great Lakes, Inc. ("HGL"), Hospice of Integrated Health Services, Inc., IHS and various other shareholders of HGL.

                           (c)      Investment  Representations.   All shares of
IHS Stock to be issued hereunder will be newly issued shares of IHS. Sellers and the Members represent and warrant to IHS and Buyer that the IHS Stock being issued hereunder is being acquired, and will be acquired, by Sellers for investment for their own accounts or for the account of any Member or the Consultant (as such term is defined in Section 13.1) to whom transfer of any of such shares is expressly permitted in accordance with this Agreement, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities law; Sellers and each Member acknowledge that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act, may have to be held indefinitely and may not be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act and the rules and regulations thereunder. Sellers and each Member have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. Sellers and each Member have been provided with such materials as are generally provided to shareholders of IHS and have had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as they deem necessary in connection with such investment.

                           (d)  Legends.  It is understood that the certificates
evidencing the IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                           (e)     Transfers.  Upon prior notice to IHS, Sellers
shall be permitted to transfer any of the shares of IHS Stock acquired by it pursuant to this Agreement (other than shares then being held as part of the Escrow Deposit) and the registration rights related thereto to any of the Members, the Consultant or TRS Protective Trust, Trustees David S. Krause and Ronald Paler, dated October 23, 1996, (each a "Transferee") in accordance with
Section 13.1 hereof, provided that said transfer shall be made in compliance with all applicable securities laws. As a condition to any such transfer, if IHS shall reasonably so request, Sellers shall cause an opinion of legal counsel (such opinion and legal counsel to be reasonably acceptable to IHS) to be delivered to IHS upon which IHS and its legal counsel may rely to the effect that such transfer may be made in compliance with all applicable securities laws. Upon such transfer the acquiring Transferee shall be deemed to have made each of the representations and warranties set forth in subsection (c) above with respect to himself, herself or itself, as of the date of such transfer, and he, she or it shall be bound by the provisions of this Agreement relating to such transferred shares, including without limitation, the resale limitations set forth in subsection (b) above and all of the obligations relating to the registration of the shares. No such transfer shall release any Seller from any of its obligations under this Agreement relating to such transferred shares or otherwise.

                           (f)      Registration of IHS Stock.

                                    (i)   IHS will use its best efforts to cause
to be prepared, filed and declared effective by the Commission within sixty (60) days following the Closing Date, a registration statement for the registration under the Securities Act of the IHS Stock issued to Seller pursuant to this Agreement (including, without limitation, all of the shares of IHS Stock constituting part of the Escrow Deposit), and IHS shall maintain the effectiveness of such registration statement for a period of two (2) years following the date on which it becomes effective, or for so long as any Seller (or any Transferee) shall own any of the IHS Stock issued pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration may be available. If the number of shares of IHS Stock constituting the Purchase Price shall be increased pursuant to clause (ii) below, IHS shall, prior to the effective date, estimate the number of additional shares and shall use its best efforts to include all of the newly issued shares in the registration statement. IHS shall use its best efforts to cause the shares of IHS Stock to be approved for listing on the NYSE.

                                    (ii)             If, notwithstanding the use
of its best efforts as provided in clause (i) above, IHS does not cause the registration statement to be prepared, filed and declared effective within one hundred and eighty (180) days after the Closing Date, then as of the date that such registration statement shall become effective, the number of shares of IHS Stock constituting the Purchase Price shall be adjusted so that the number of shares issued to Sellers pursuant to this Agreement (including the shares constituting the Escrow Deposit) shall have an aggregate fair market value equal to the amount of the stock portion of the Purchase Price as adjusted pursuant to this Agreement based upon a price per share of such stock equal to the average closing NYSE price of such stock for the thirty (30) business day period ending on the date which is two (2) business days prior to such effective date (the "Adjusted Market Value Per Share"). Within five (5) business days after such effective date IHS shall deliver notice (the "Adjustment Notice") to Seller of the Adjusted Market Value Per Share and the number of shares to be delivered by Buyer to Sellers and the Escrow Agent (if the Adjusted Market Value Per Share shall be less than the Initial Market Value Per Share) or by Sellers and the Escrow Agent to Buyer (if the Adjusted Market Value Per Share shall be greater than the Initial Market Value Per Share) so as to effect the adjustment described in this clause (ii). The number of shares to be delivered or issued, as the case may be, shall be rounded up or down so that no fractional shares need be issued. Within five (5) business days the parties shall make (and if applicable, shall instruct and cause the Escrow Agent to make) the delivery of the shares of IHS Stock required in the Adjustment Notice.

                           (g)      Registration Procedures, etc.  In connection
with the registration rights granted to Sellers with respect to the IHS Stock as provided in this Section 2.5, IHS agrees as follows:

                                    (i)      IHS will promptly notify Sellers at
any time when a prospectus relating to a registration statement covering any Seller's shares under this Section 2.5 is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, to the extent required by applicable law, IHS shall promptly prepare and file with the SEC as appropriate a supplement or amendment to such prospectus so that, as thereafter timely delivered to the purchaser of any IHS Stock such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    (ii)    IHS shall furnish Sellers with  such
number of prospectuses as shall reasonably be requested, and Sellers agree to comply with the prospectus delivery requirements of the Securities Act in connection with any sale of IHS Stock by it.

                                    (iii)           IHS shall take all necessary
action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by Sellers, provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                                    (iv)          The  information  included  or
incorporated by reference in the  registration  statement filed pursuant to this
Section 2.5 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. With respect to sales of IHS Stock sold in accordance with the provisions of this Section 2.5 pursuant to the registration statement, IHS shall indemnify Sellers and their permitted successors and assigns, and the Transferees, and each person, if any, who controls Sellers within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, based upon a sale by them pursuant to any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by IHS or based upon a sale by them pursuant to written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE, NASDAQ, or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by any Seller or any Transferee for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against any Seller or any controlling person of any Seller or any Transferee in respect of which indemnity may be sought against IHS pursuant to this subsection, such Seller or such controlling person or such Transferee shall within thirty (30) days after the receipt thereof of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel. Any Seller or any such controlling person or any such Transferee shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Sellers or such controlling persons or such Transferee unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or (B) IHS shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for Seller, such controlling person and such Transferees shall be borne by IHS and such law firm shall be reasonably acceptable to IHS. Except as expressly provided in the previous sentence, in the event that any Seller, any such controlling person or any such Transferee assumes control of the defense of any such action or claim, IHS shall not thereafter be liable to such Seller or any such controlling person or such Transferee in investigating, preparing or defending any such action or claim. IHS agrees promptly to notify Sellers of the commencement of any litigation or proceedings against IHS or any of its officers, directors or controlling persons in connection with the resale of IHS Stock or in connection with such registration statement. If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to any Seller or any controlling person of any Seller or any Transferee with respect to any loss, liability, claim, damage or expense referred to herein, then IHS in lieu of indemnifying any Seller or any controlling person of any Seller or any Transferee hereunder, shall contribute to the amount paid or payable by any Seller or any controlling person of such Seller or any such Transferee hereunder, as a result of such loss, liability, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of IHS on the one hand and of such Seller or any controlling person of such Seller or any Transferee on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage, expense, or liability, as well as any other relevant equitable considerations. The relative fault of IHS and of such Seller or any controlling person of such Seller or any Transferee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by IHS or by such Seller or any controlling person of such Seller or any Transferee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                    (v)  Sellers and any Transferee who proposes
to sell IHS Stock pursuant to a registration statement, and its, his or her respective successors and assigns, shall severally, and not jointly, indemnify IHS and Buyer, their respective officers, directors and advisers, and each person, if any, who controls IHS or Buyer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a registration statement, a prospectus, or any amendment or supplement thereto filed by IHS in accordance with this Agreement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a registration statement, a prospectus, or any amendment or supplement thereto filed in accordance with this Agreement in reliance upon and in conformity with written information furnished to IHS by the Sellers, or any Transferee, or its, his or her respective successors or assigns.

                           (h)      Registration Expenses.    IHS shall bear all
reasonable expenses related to such registration. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for IHS and of its accountants, all other costs, fees and expenses of IHS incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the fees and expenses of one counsel to Sellers and the Transferees relating to such registration, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. IHS, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of Sellers' (and any Transferee's) IHS Stock, or to pay any costs or expenses arising out of any Seller's or any Transferee's failure to comply with its obligations under this Section 2.5.

                           (i)      Notice  of  Sale.     Except  for  transfers
permitted under Section 2.5(e), above, if any Seller (or any of its Transferees) desires to transfer all or any portion of its, his or her IHS Stock, it, he or she will deliver written notice to IHS, describing in reasonable detail its intention to effect the transfer and the manner of the proposed transfer.


                            ARTICLE III: THE CLOSING
                            ------------------------

                  3.1      Time and Place of Closing.

                           (a)   The closing (the "Closing") of the transactions
contemplated by this Agreement shall take place by mail through escrow arrangements satisfactory to the parties hereto on November 8, 1996, or at such other time and place upon which the parties may agree. The date on which the Closing is held is hereinafter referred to as the "Closing Date."

                           (b)      If  prior  to  or  on the Closing Date: each
license to operate the Business by the state agency or agencies with jurisdiction over the licensing of the Business has not been issued to Buyer (the "Required Approvals"); then, the Closing Date automatically shall be extended until the date which is sixty (60) days after the date hereof; provided, however, that if the Required Approvals are not obtained by such date, this Agreement automatically shall terminate, unless Buyer and Seller shall mutually agree to extend said date, and such termination shall be governed in accordance with Article XI herein.

                           (c)      If  prior  to  or on the Closing Date, Buyer
shall have the right to terminate this Agreement by reason of the occurrence of any of the events specified in Section 1.3(b) or Section 1.5 above, then Buyer, in its sole discretion shall be entitled to extend the Closing Date for up to an additional sixty (60) days to provide time to obtain the consents or approvals contemplated thereby. If prior to or on the Closing Date, Buyer shall have the right to terminate this Agreement by reason of the occurrence of any of the events specified in Section 1.5 above, then Sellers, in their sole discretion, shall be entitled to extend the Closing Date until November 15, 1996, to provide time to obtain the consents or approvals or acknowledgments contemplated thereby.

          ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE
          -------------------------------------------------------------
                                     MEMBERS
                                     -------

                  Sellers and the Members hereby jointly and severally represent and warrant to Buyer and IHS as provided in this Article IV, subject to the following rules of construction and qualification:

                           (a)     Each representation and warranty qualified by
the phrase "to the Group's Knowledge" shall be considered to be made by each Seller to its actual knowledge after reasonable investigation and by each Member to his or her actual knowledge after reasonable investigation; and

                           (b)      To the extent any representation or warranty
is made with respect to the status, affairs, circumstances or effect on any Member (as opposed to on any Seller), such as the enforceability of this Agreement against a Member, said representation or warranty shall be deemed to have been made individually (and not jointly) by each Group Participant and shall be deemed to have been made by each Member other than the Member who is the subject of such representation or warranty only to such Member's knowledge; provided that the foregoing knowledge shall not apply to representations and warranties of the Ruby Members with respect to Ruby.

                  4.1      Organization and Standing; Subsidiaries.

                           (a)      Each Seller is a limited  liability  company
duly organized, validly existing and in good standing under the laws of the State of Illinois. Copies of each such limited liability company's Certificate of Organization and Operating Agreement and all amendments thereof to date, have been delivered to Buyer, and are complete and correct. Each such limited liability company has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it. Each such limited liability company is qualified to do business as a foreign limited liability company in any state where the ownership of its assets or the conduct of its business makes such qualification necessary.

                           (b)      Ruby  is  a  limited  liability company duly
organized, validly existing and in good standing under the laws of the State of Wisconsin. Copies of its Certificate of Organization and Operating Agreement and all amendments thereof to date, have been delivered to Buyer, and are complete and correct. Ruby has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

                           (c)      Except  as  set forth on Schedule 4.1(b), no
Seller has any equity interest or investment in any other corporation, limited liability company, partnership, joint venture or other entity or association.
Schedule 4.1(b) sets forth a complete list of all subsidiaries, joint ventures and partnerships in which any Seller is the record or beneficial owner of five (5%) percent or more of the equity interest. All of the issued and outstanding capital stock or other equity interest of the entities, if any, listed on
Schedule 4.1(b) hereto is owned of record and beneficially by the listed Seller or by one of the listed wholly-owned subsidiaries except as listed on Schedule 4.1(b).
                                       18

                  4.2 Authority. (a) Each Seller has the full limited liability company power and authority to make, execute, deliver and perform this Agreement including all Schedules and Exhibits hereto, and the other agreements, instruments, certificates and documents required or contemplated hereby or thereby to be executed or delivered by it, including without limitation, the Escrow Agreement (collectively the "Seller Transaction Documents") and all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, limited liability company or otherwise, on the part of each Seller, its members and all necessary consents of holders of indebtedness of each Seller have been obtained.

                           (b)        Each Member has  the full legal  power and
capacity to make, execute, deliver and perform this Agreement including all Schedules and Exhibits hereto, and the other agreements, instruments, certificates and documents required or contemplated hereby or thereby to be executed or delivered by him or her ("Member Transaction Documents", and collectively with the Seller Transaction Documents, the "Group Transaction Documents"), and all of the transactions contemplated hereby and thereby. Such execution, delivery, performance and consummation have been made in the exercise of each such Member's free will and volition, and any necessary consents of holders of indebtedness of such Members have been obtained. In the case of Ruby, such execution, delivery, performance and consummation have been duly authorized by all necessary action, limited liability company or otherwise, on the part of Ruby, and its members and all necessary consents of holders of indebtedness of Ruby have been obtained.

                  4.3 Binding Effect. This Agreement and the Group Transaction Documents executed by any Seller or Member constitute the legal, valid and binding obligations of such Seller or such Member, as the case may be, enforceable against it, him or her, as the case may be in accordance with their respective terms.

                  4.4 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement or any of the Group Transaction Documents by any Group Participant nor the performance by any Group Participant of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under or the termination of (a) in the case of each Seller and Ruby, its Certificate of Organization or Operating Agreement; or (b) any judgment, order, writ, injunction, or decree of any court applicable to any Group Participant; or (c) any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation ("Governmental Requirements") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, administrator, court, commission, department, instrumentality, body or other authority having jurisdiction over it, him or her ("Governmental Authorities"); or (d) any agreement, indenture, contract or instrument to which any Group Participant is now a party or by which any of them or any of the Assets is bound.

                  4.5 Consents. Except as set forth in Schedule 4.5, no authorization, consent, approval, license, exemption by filing or registration with any Governmental Authority, is or will be necessary in connection with any Group Participant's entry into, execution, delivery and performance of this Agreement or any of the Group Transaction Documents, or for the consummation of the transactions contemplated hereby and thereby.

                  4.6      Schedule of Assets and Properties.

                           (a)      Set  forth  in Schedule 4.6 are complete and
accurate lists of all of the material items comprising the Assets and inventory as of the date of this Agreement as follows:

                                    (i)   All machinery, vehicles and equipment,
office equipment, furniture and supplies owned or leased by either Seller and any other items of personal property (not otherwise set forth on a schedule hereto) that comprise or are otherwise used by either Seller in connection with any part of the Business.

                                    (ii) All patents, trademarks, service marks,
copyrights, or applications for any of the same, franchises, rights and other authorizations (other than Licenses as set forth on Schedule 4.10 hereof), if any, and any other item of intangible or intellectual property that are owned, possessed or used by either Seller or any other person in the operation of any of the Business (the "Proprietary Rights"). Schedule 4.6 sets forth any of the foregoing items which have been registered under any state or federal statute. All of the Proprietary Rights of Seller are fully and freely assignable by it, and are free and clear of all Liens.

                  4.7      Contracts.

                           (a)     Schedules 4.7(b) and (c) set forth a complete
and correct list of all agreements, leases, contracts and commitments whether written or oral, relating to the Business or to which either Seller is a party or by which any Seller or any of the Assets are bound (the "Contracts"). The Group has delivered to Buyer true, complete and correct copies of each written Contract and a written description of each oral Contract. The Contracts were entered into and require performance in the ordinary course of business and are in full force and effect. No Seller is in default under any Contract and there has not been asserted, either by or against any Seller under any Contract, any notice of default, set-off or claim of default. Except as set forth on Schedule 4.7(b), to the Knowledge of the Group, the parties to the Contracts other than Sellers are not in default of any of their respective obligations under any of the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any Contract. Except as set forth in Schedule 4.7(b), all amounts payable under each of the Contracts are, and will at the Closing Date, be on a current basis. Except as set forth in Schedule 4.7(b), the Contracts are freely and fully assignable to Buyer without the consent of the remaining parties thereto. No Group Participant has received notice or has reason to believe that any of the Contracts will be terminated by any party thereto pursuant to any provision thereof permitting any such party to terminate such Contract with or without cause. If the Contracts with Concord Extended Care and/or Fairhaven of Chicago Ridge
                                       20
are re-negotiated as contemplated by the disclosure on Schedule 4.7(b), the revenues and profits generated by such Contracts as so renegotiated (including the addition of Washington Heights Nursing Center and Tri-State Nursing & Rehabilitation Center) will not be materially reduced.

                           (b)    Except as listed in Schedule 4.7(b), no Seller
is a party to or liable in connection with and no Seller has granted any written or express, oral or implied:

                                    (i)    contract, agreement or commitment for
the employment or retention of, or collective bargaining, severance or termination of or with, any director, officer, employee, consultant or agent or group of employees or any non-competition, confidentiality or similar agreement with any such person or persons;

                                    (ii)   agreement or arrangement for the sale
of any of its assets, property or rights outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by sale of assets, sale of stock, merger or otherwise);

                                    (iii)            contract which contains any
provisions requiring either Seller to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity;

                                    (iv)   agreement restricting any Seller from
conducting business anywhere in the world for any period of time or restricting its use or disclosure of any confidential or proprietary information;

                                    (v)     partnership,    joint   venture   or
management contract or similar arrangement or agreement which involves a right to share profits or future payments with respect to the business of either Seller or any portion thereof or the business of any other person or entity;

                                    (vi)     agreement    (including,    without
limitation, management agreements) with any nursing home or hospital or other facility or any professional corporation with respect to the provision of Rehab or O2 Services to patients or residents ("Provider Contracts");

                                    (vii)        licensing, distributor, dealer,
franchise, sales or manufacturer's representative, agency or other similar contract, arrangement or commitment; or

                                    (viii)        agreement granting a leasehold
or other interest in real property (the "Leases");

                                    (ix)      profit   sharing,  thrift,  bonus,
incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement hospitalization, insurance or other similar plan, agreement or arrangement applicable to any employee, consultant or agent to Seller not covered by clause (i) above; or

                                    (x)     agreement  not  made in the ordinary
and normal course of business and consistent with past practice or involving consideration in excess of $25,000 except as set forth in Schedule 4.17.

                           (c)      Schedule 4.7(c)  sets  forth  a complete and
correct list of all agreements, contracts and commitments, whether written or oral, relating to the provision of Rehab Services or O2 Services as to which no Seller is a party, but with respect to which either Seller is acting as a manager or consultant (the "Related Contracts"). The Group has delivered to Buyer true, complete and correct copies of each written Related Contract and a written description of each oral Related Contract. The Related Contracts were entered into and require performance in the ordinary course of business and are in full force and effect. No provider is in default under any Related Contract and there has not been asserted, either by or against any Seller or provider under any Related Contract, any notice of default, set-off or claim of default. Except as set forth on Schedule 4.7(c), to the Knowledge of the Group, the parties to the Related Contracts other than the providers are not in default of any of their respective obligations under any of the Related Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any Related Contract. Except as set forth in Schedule 4.7(c), all amounts payable under each of the Related Contracts are on a current basis. Except as set forth in Schedule 4.7(c), each Related Contract to which any Seller is a party is freely and fully assignable to Buyer without the consent of the remaining parties thereto. No Group Participant has received notice or has reason to believe that any of the Related Contracts will be terminated by any party thereto pursuant to any provision thereof permitting any such party to terminate such Related Contract with or without cause.

                  4.8      Financial Statements.

                           (a)      (i)    Attached hereto as Schedule 4.8(a)(i)
are the unaudited consolidated financial statements of Sellers for the fiscal quarters ended June 30, 1996 and March 31, 1996, the audited consolidated financial statements of Sellers for the fiscal year ended December 31, 1995, and each Seller's unaudited consolidated financial statements for the fiscal year ended December 31, 1994 and for each fiscal month since January 1, 1995 through the date hereof, in each case, certified as true and correct by the applicable Seller's chief financial officer (the "Financial Statements"). The Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of Sellers on a consolidated basis as, at and for the periods therein specified and were prepared in accordance with GAAP except as expressly set forth on Schedule 4.8. The books of account of each Seller from which the Financial Statements were prepared accurately reflect all of the items of income and expense, assets, liabilities and accruals of Sellers on a consolidated basis. The income statements included in the Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein, and such financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

                                    (ii)  Attached hereto as Schedule 4.8(a)(ii)
are the unaudited consolidated financial statements of Sellers for the fiscal quarters ended June 30, 1996 and March 31, 1996, in each case, adjusted to exclude therefrom the results of operations and the effect of the Excluded NY O2 Services, in each case, certified as true and correct by the applicable Seller's chief financial officer (the "Adjusted Financial Statements"). The Adjusted Financial Statements (including any related notes thereto) are true and correct in all material respects and present fairly the financial condition and results of operations of Sellers on a consolidated basis after adjustment to exclude the results of operations and the effect of the Excluded NY O2 Services as, at and for the periods therein specified and were prepared in accordance with GAAP except as expressly set forth on Schedule 4.8(a)(ii).

                           (b)      (i)      The  unaudited consolidated balance
sheet contained in the Financial Statements as of March 31, 1996 (the "Balance Sheet") reflects all liabilities as of the date thereof, and no Seller has any Liabilities that are not reflected thereon, except for such current Liabilities as have been incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice and Liabilities listed on Schedule 4.8(b)(i). There is no basis for the assertion against either Seller of any Liability of any nature or in any amount (other than current or scheduled Liabilities as aforesaid) not fully reflected or reserved against in the Balance Sheet.

                                    (ii)    The  unaudited  consolidated balance
sheet contained in the Adjusted Financial Statements as of March 31, 1996 (the "Adjusted Balance Sheet") reflects all liabilities as of the date thereof other than liabilities arising out of the Excluded NY O2 Services, and no Seller has any Liabilities that are not reflected thereon, except for such current Liabilities as have been incurred since the date of the Adjusted Balance Sheet in the ordinary course of business consistent with past practice and Liabilities listed on Schedule 4.8(b)(ii), and other than liabilities arising out of the Excluded NY O2 Services.

                  4.9 Material Changes. Except as noted on Schedule 4.9 hereto, between the date of the Balance Sheet and the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise), of the assets, properties or operations of either Seller, and each Seller has conducted its business only in the normal course, consistent with past practice. The Group has identified and communicated to Buyer all material information with respect to any fact or condition that, to the Group's Knowledge, might adversely affect the future prospects (financial or otherwise) of any of the Business other than matters generally affecting the rehabilitation or respiratory service industry.

                  4.10 Licenses; Permits; Certificates of Need. Schedule 4.10 sets forth a description of (a) each license and all other permits and approvals of Governmental Authorities relating to the operation of any part of the Business heretofore obtained and that is now in effect; and (b) each other license, permit, easement, right or other authorization that is necessary for the operation of any part of the Business (collectively, the "Licenses"). Seller has delivered to Buyer true, correct and complete copies of all of the Licenses and the applications therefor. Schedule 4.10 also sets forth a description of each accreditation of the Business, copies of which Sellers have delivered to Buyer. Sellers own, possess or have the legal right to use the Licenses, free and clear of all Liens. No Seller is in default under, and no Seller has received any notice of any claim or default or any other claim or proceeding relating to, any such License. The Business is fully and completely licensed by all appropriate Governmental Authorities to carry on all aspects of the Business. No member, director or officer, employee or former employee of either Seller, or any other person, firm or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any such License owned, possessed or used in the operation of any aspect of the Business.

                  4.11     Title, Condition to Personal Property.

                           (a)      Each Seller has good and marketable title to
all of the personal property comprising the Assets, subject to no liens, claims, security interests, mortgages, pledges, charges, easements, rights of setoff, restraints on transfers, restrictions on use, options, conditional sale agreements, subleases, sublicenses and encumbrances of any kind or nature whatsoever ("Liens"), other than Permitted Liens. No person other than Seller has any right to the use or possession of any of such property and no currently effective financing statement with respect to such personal property has been filed in any jurisdiction, and no Seller has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement. Since its formation, each Seller has conducted its business activities only under the limited liability company and/or trade names set forth in Section 1.1 hereto. All of such personal property comprising equipment, improvements, furniture and other tangible personal property, whether owned or leased, is in good operating condition and repair except for normal wear and tear in the ordinary course of business, and is functioning in the manner and for the purpose for which it was intended and is in compliance with (and the operation thereof is in compliance with) all applicable Governmental Requirements, and is sufficient and suitable to enable Buyer to operate the Business in a normal and efficient manner.

                           (b)      "Permitted Liens" means:

                                    (i)     each lien set forth on Schedule 4.11
(b) hereto;

                                    (ii)   carriers', warehouseman's, mechanics,
materialmen's, repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than 30 days;

                                    (iii)     deposits to secure the performance
of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business, provided that each such deposit shall be included in the Assets and shall not exceed $15,000 in any one case, or $75,000 in the aggregate;

                                    (iv)     pledges  or deposits  in connection
with worker's compensation, unemployment insurance, and other social security legislation; and

                                    (v)    the security interest granted to ANB;
provided that provision shall have been made for said security interest to be released and terminated at Closing as provided in Section 8.15 below.

                           (c)      Except  as set forth on Schedule 4.11(c), no
tangible personal property used by any Seller in connection with the operation of the Business is subject to a lease, conditional sale, or similar arrangement.
Schedule 4.11(c) sets forth a true, complete and correct copy of each of the personal property leases relating to the Business as to which any Seller is a party (together with all modifications or amendments thereto), the annual rental and unexpired lease term thereby and all the information set forth thereon is true, complete and correct.

                  4.12     Title, Condition of the Leased Properties.

                           (a)      No  Seller owns any real property or,  other
than the Leases, has a leasehold or other interest in any real property. The applicable Seller has a valid leasehold interest, free and clear of all Liens, in each of the properties covered by the Leases (the "Leased Properties").

                           (b)      There  are  no  leases, subleases  or  other
agreements of any Seller as lessor or sublessor, granting any third party the right to use or occupy any of the Leased Properties and no person, firm or entity has any ownership interest (other than the landlord thereunder) or option or right of first refusal to acquire any ownership interest in any of the Leased Properties.

                           (c)      The  maintenance, operations and use by each
Seller of the buildings and other improvements comprising any of the Leased Properties (the "Improvements") comply with and do not violate the applicable lease or any zoning, building or similar law, ordinance, order or regulation or any statement of occupancy issued for or in respect of the Business. There has been no violation of any Governmental Requirement affecting any of the Leased Properties and no written notice of any such violation has been issued by any Governmental Authority. To the Group's Knowledge, the Improvements and all of their systems, including without limitation, the heating, ventilating and air condition systems, and the plumbing, electrical, mechanical and drainage systems, and roofs are in good operating condition, repair and working order (except for normal wear and tear which has not had a material adverse effect on the condition thereof), and have passed all previous safety and/or licensing inspections.

                  4.13 Legal Proceedings. Other than as set forth on Schedule 4.13, there are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the Group's Knowledge, threatened or contemplated, nor, to the Group's Knowledge, is there any basis therefor, against or affecting Seller or any of the Assets or Seller's rights therein or the ability of any Group Participant to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind, including, without limitation, any of the foregoing relating to the infringement of proprietary rights. No Participant of the Group has received any requests for information with respect to the transactions contemplated hereby from any Governmental Authority.

                  4.14 Employees. Schedule 4.7(b)(i) and Schedule 4.14 together contain a true, complete and correct list of the name, position, current rate of compensation and any vacation or holiday pay, sick pay, personal leave and any other compensation arrangements or fringe benefits, of each current employee, consultant and agent of Seller (together with a description of any specific arrangements or rights concerning such persons that are not reflected in any agreement or document referred to in Schedule 4.7). Each Seller is in compliance with all Governmental Requirements applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 4.7(b)(ix), including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No such employee, consultant or commission agent has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 4.7(b)(i) or (ix). The Balance Sheet contains an adequate reserve for vacation, sick leave, severance and all other employee-related accruals.

                  4.15 Collective Bargaining, Labor Contracts, Employment Practices, etc. During the two (2) years prior to the Closing Date, there has been no material adverse change in the relationship between either Seller and any two or more employees acting together nor any strike or labor disturbance by any of such employees affecting the Business and there is no indication that such a change, strike or labor disturbance is likely. No employees of either Seller are represented by any labor union or similar organization in connection with their employment by or relationship with, any Seller, and to the Group's Knowledge there are no pending or threatened activities the purpose of which is to achieve such representation of all or some of such employees. Except as set forth on Schedule 4.15, there are no pending suits, actions or proceedings against any Seller relating to any of its past or present respective employees, and there are no threats of strikes, work stoppages or pending grievances by any such employees. Except as set forth on Schedule 4.15, no Seller has any collective bargaining or other labor contracts.

                  4.16 ERISA. No Seller maintains or makes contributions to and no Seller has at any time in the past maintained or made contributions to any employee benefit plan which is subject to the minimum funding standards of ERISA. No Seller maintains or makes contributions to or has at any time in the past maintained or made contributions to any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "Multi- employer Act").

                  4.17 Insurance and Surety Agreements. Schedule 4.17 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by any Seller or otherwise in force and providing coverage for the Business or any of the Leased Properties or Assets (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation); (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by any Seller or otherwise in force and relating to the Business or any of the Leased Properties or Assets, including a brief description of the character of the bond or agreement, the name of the surety or the indemnifying party. Schedule 4.17 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder during the past two years. Such policies are owned by and payable solely to Sellers, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 4.17 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date, no Seller has been advised by any of its insurance carriers of an intention to terminate or modify any such policies, nor has it failed to comply with any of the material conditions contained in any such policies.

                  4.18 Relationships. Except as disclosed on Schedule 4.18, no officer, director or employee of either Seller, no Member, no member of any Member's immediate family, and no person or entity which is controlled by, under common control with or controlling any of them (each, an "Affiliate") has, and at no time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Business.

                  4.19 Assets Comprising the Business. The Assets, including without limitation, the inventory included therein, and the Leased Properties, Contracts, Proprietary Rights and Licenses listed on the Schedules to this Agreement as owned by Sellers represent all of the property (real, personal and mixed), licenses, intellectual property, permits and authorizations, contracts, leases and other agreements that are necessary or material to the operation of the Business as now operated (the "Necessary Assets"), except for the Excluded Assets. No Medicare or Medicaid provider number is necessary or appropriate for the operation of the Business because Sellers do not directly bill Medicare or Medicaid.

                  4.20     Absence of Certain Events.     Except as set forth on
Schedule 4.20, since the date of the Balance Sheet, no Seller has:

                           (a)       sold, assigned, transferred  or disposed of
any of its assets or properties, except in the ordinary course of business consistent with past practice and replaced with Assets of at least the same quality, type and quantity having an aggregate value at least equal to the aggregate value of the items sold or otherwise disposed of;

                           (b)      mortgaged,  pledged or subjected to any Lien
of any nature whatsoever any of the Assets other than Permitted Liens;

                           (c)      made  or  suffered  any  termination  of any
Contract, or made or suffered any amendment of any Contract except for amendments of Contracts made in the ordinary course of business consistent with past practice and which would not affect earnings or otherwise be material, and no Seller has received notice or has knowledge that any Related Contract or other Contract has been terminated or will be terminated or modified or amended (as aforesaid);

                           (d)      except  in  the ordinary course of business,
consistent with past practice, or otherwise to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

                           (e)      discharged   or   satisfied   any   Lien  or
encumbrance, or paid any material Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities, the failure to pay or discharge of which has caused or may cause any actual damage or risk of loss to Seller or its Business or the Assets;

                           (f)      incurred  any  Liabilities  other than trade
payables and other operating liabilities which would be reflected on the date incurred as current liabilities on a balance sheet of the applicable Seller in accordance with GAAP, in each case in the ordinary course of business consistent with past practice;

                           (g)      changed  any  of the  accounting  principles
followed by it or the methods of applying such principles;

                           (h)      cancelled, modified or waived any  debts  or
claims held by it, other than in the ordinary course of business consistent with past practice, or waived any rights of substantial value, whether or not in the ordinary course of business; or

                           (i)     declared or paid or set aside or reserved any
amounts for payment of any dividend or other distribution in respect of any membership interest or other securities, or redeemed or repurchased or agreed to redeem or repurchase any membership interest or other securities, or made any payment to any Affiliate except for payments of compensation in the ordinary course of business consistent with past practice and disclosed to Buyer as such;

                           (j)     failed to collect, withhold and/or pay to any
proper governmental agency or authority, any federal, state or local income, franchise, sales, use, withholding or similar tax required by applicable law to be so collected, withheld and/or paid;

                           (k)      instituted, settled or agreed to settle  any
litigation, action or proceeding before any court or governmental body relating to it or its property or received any threat thereof which could have or has had a materially adverse effect on either Seller's condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects; or

                           (l)      entered into any  material transaction other
than in the ordinary course of business consistent with past practice.

                  4.21     Compliance with Laws.

                           (a)      Each Seller  is in compliance with all laws,
statutes, rules, regulations, orders, and ordinances, and to the Group's Knowledge, with all directives and guidelines, of all Governmental Authorities applicable to any or all of it, its Assets and the operation of the Business. No Seller has received any claim or notice that any of the Leased Properties or Assets is not in compliance with any applicable Governmental Requirements. The Group shall report to Buyer, within five (5) days after its receipt thereof, any written or oral claims or notices that any of the Leased Properties or Assets are not in compliance with any of the foregoing.

                           (b)      At all times, each Seller has complied,  and
is complying in all respects with all environmental and related Governmental Requirements applicable to it, its Leased Properties, all other real properties used by it in the operation of the Business, and its Assets, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, with respect to the environmental or healthful state, condition or quality of any property (collectively "Environmental Laws"). The foregoing representation and warranty applies to all aspects of the operation of the Business and the use and ownership of the Assets including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance or (including Medical Waste) and petroleum products, material or waste whether performed on any of the Leased Properties or at any other location. No notice from any Governmental Authority has ever been served upon either Seller, or any of its agents or representatives claiming any violation of any Environmental Law, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with any of such properties in order to comply with any Environmental Law.

                  4.22     Tax Returns.

                           (a)      Except as set forth in Schedule 4.22(a), (i)
all Tax (as defined below) returns, statements, reports and forms required to be filed with any Governmental Authority on or before the Closing Date by or on behalf of each Seller (collectively, the "Returns"), have been or will be filed on or before the Closing Date in accordance with all applicable Government Requirements, and true and complete copies of all Returns with respect to income or sales or use for any period during the three-year period ending on the date hereof have been delivered to Buyer; (ii) as of the time of filing, the Returns correctly reflected or will correctly reflect the facts regarding the income, business, assets, operations, activities and status of each Seller and any other information required to be shown therein; and (iii) each Seller has timely paid all Taxes.

                           (b)      "Tax"  (including, with correlative meaning,
the terms "Taxes" and "Taxable") means any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Authority.

                  4.23 Encumbrances Created by this Agreement. Neither the execution and delivery of this Agreement nor the execution and delivery of any of the Group Transaction Documents creates, and the consummation of the transactions contemplated hereby or thereby will not create, any Liens on any of the Assets in favor of third parties.

                  4.24  Questionable  Payments.  To the  Group's  Knowledge,  no
Seller and no member, director, officer, controlling person or employee of Seller, (a) has used any corporate funds of either Seller to make any payment to any officer or employee of the government, or to any political party or official thereof, where such payment either (i) was, at the time, unlawful under laws applicable thereto; or (ii) was, at the time, unlawful under the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received any illegal payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or otherwise in connection with the operation of the Business.

                  4.25  Reimbursement  Matters.  Except as disclosed on Schedule
4.25 or, including, without limitation, those set forth on the print-out of listed denials attached to said Schedule 4.25, (a) no Seller and, to the Group's Knowledge, no nursing home, hospital or other facility with respect to which either Seller provides services has received any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by either Seller, (b) to the Group's Knowledge, there is no basis for the assertion after the Closing Date of any such denial or recoupment claim, and (c) no Seller and, to the Group's Knowledge, no nursing home, hospital or other facility with respect to which either Seller provides services has received notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys specifically with respect to, or arising out of, products or services provided by either Seller, and to the Group's Knowledge, no such investigation or survey is pending, threatened or imminent.

                  4.26 Finders. No broker or finder has acted for any Group Participant in connection with the transactions contemplated by this Agreement and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with any Participant of the Group.


           ARTICLE V: REPRESENTATIONS AND WARRANTIES OF BUYER AND IHS

                  Buyer and IHS, jointly and severally, represent and warrant to the Group as follows:

                  5.1 Organization and Standing. Each of Buyer and IHS has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

                  5.2 Power and Authority. Each of IHS and Buyer has the corporate power and authority to make, execute, deliver and perform this Agreement including all Schedules and Exhibits hereto and all of the transactions contemplated hereby and thereby and all of the instruments and agreements required to be delivered by it to the Group at the Closing, including, without limitation, the Escrow Agreement (collectively the "Buyer/IHS Transaction Documents") and all of the transactions contemplated hereby and thereby.

                  5.3 Binding Agreement. This Agreement has been duly executed and delivered by each of IHS and Buyer. This Agreement is, and when executed and delivered by Buyer or IHS, as the case may be, at the Closing, each of the Buyer/IHS Transaction Documents executed by Buyer or IHS, as the case may be, will be, the legal, valid and binding obligation of Buyer or IHS, as the case may be, enforceable against Buyer or IHS, as the case may be, in accordance with their respective terms.

                  5.4 Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement or any of the Buyer/IHS Transaction Documents by Buyer or IHS, as the case may be, nor the performance by Buyer or IHS, as the case may be, of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (a) the Articles of Incorporation or By-Laws of Buyer or IHS, as the case may be; or (b) any applicable judgment, order, writ, injunction, or decree of any court; or (c) any applicable Governmental Requirement; or (d) any agreement, indenture, contract or instrument to which Buyer or IHS, as the case may be, is now a party or by which any of them or any of their respective assets are bound.

                  5.5 Consents. Except for the Required Approvals, no authorization, consent, approval, license, exemption by filing or registration with any Governmental Authority, is or will be necessary in connection with the entry by Buyer or IHS into, execution, delivery and performance of this Agreement or any of their respective Buyer/IHS Transaction Documents, or for the consummation of the transactions contemplated hereby and thereby.

                  5.6 SEC Documents. IHS has furnished Sellers and the Members with a correct and complete copy of its report on Form 10-K for its fiscal year ended December 31, 1995, its reports on Form 10-Q for each of its first fiscal quarter ended in 1996, and its proxy statement prepared in connection with its annual meeting held on May 23, 1996 (the "SEC Documents"). As of their respective dates, none of the SEC Documents contained any untrue statements, or omitted to make any disclosures, which, in light of the circumstances would render any of such documents materially misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act, and the rules and regulations promulgated by the Commission thereunder.

                  5.7 Receipt of Contracts. Buyer acknowledges its receipt of each of the Contracts referred to or described in the Disclosure Schedule (except as expressly stated otherwise).

                  5.8 IHS Stock. Upon delivery to Sellers in accordance with the terms of this Agreement, each share of IHS Stock shall be duly authorized, validly issued, and nonassessable.


           ARTICLE VI: INFORMATION AND RECORDS CONCERNING THE SELLERS
           ----------------------------------------------------------

                  6.1 Access to Information and Records before Closing. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of each Seller's financial and legal condition as Buyer deems necessary or advisable to familiarize itself with such Seller and/or matters relating to its history or operation. Each Seller shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to each Seller's books and records in the possession or under the effective control of any Group Participant upon reasonable notice and during normal business hours, and Seller will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to such Seller's products, services, operations and assets as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but not be limited to, each Seller's tax returns and related work papers since its inception and each Seller shall make, or cause to be made, extracts thereof as Buyer or its representatives may request from time to time to enable Buyer and its representatives to investigate the affairs of each Seller and the accuracy of the representations and warranties made in this Agreement. Each Seller shall use its best efforts to cause Seller's accountants to cooperate with Buyer and to disclose and make available to Buyer all books and records and the results of audits relating to such Seller and to produce the working papers relating thereto.


             ARTICLE VII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING
              -----------------------------------------------------

                  7.1 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing, each Seller shall maintain its existence and shall conduct its business in good faith and in a prudent manner and in the ordinary course consistent with past practice.

                  7.2 Negative Covenants of Sellers. Without the prior written approval of Buyer, which approval shall not be unreasonably withheld, no Seller shall between the date hereof and the Closing:


                           (a)     cause or permit to occur any of the events or
occurrences described in Section 4.20 (Absence of Certain Events) of this Agreement; or

                           (b)   dissolve or reorganize, or merge or consolidate
or enter into a share membership interest exchange with or into any other entity; or

                           (c)     make any change to its by-laws or articles of
incorporation; or

                           (d)     sell   or   dispose of any  Assets other than
supplies, inventory and obsolete equipment sold, consumed or used in the usual and ordinary course of business and consistent with past practice; such Seller shall replace all items thus disposed of with Assets of at least the same quality, type and quantity having an aggregate value at least equal to the aggregate value of the items sold or otherwise disposed of; or

                           (e)      perform, take or fail to take any  action or
incur or permit to exist any of the acts, transactions, events or occurrences of a type which would have been inconsistent with the representations, warranties and covenants set forth in this Agreement had the same occurred prior to the date hereof; or

                           (f)   enter into any agreement, contract, commitment,
lease or instrument including, without limitation, agreements with nursing homes, hospitals and other facilities for the provision of Rehab Services or O2 Services, except for agreements, in each case which are immaterial and entered into in the ordinary and customary course of business with unrelated third parties on customary terms and conditions and for customary prices as disclosed to Buyer; or

                           (g)      take any action that would prevent any Group
Participant from consummating the transactions contemplated by this Agreement.

                  7.3      Affirmative Covenants of Sellers.    Between the date
hereof and the Closing, each Seller shall:

                           (a)      maintain  the  Assets  in  substantially the
state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by insured casualty excepted;

                           (b)    maintain in full force and effect all Licenses
currently in effect with respect to either Seller or the Business;

                           (c)   maintain in full force and effect the insurance
policies and binders currently in effect with respect to each Seller, or replacements thereof which are approved by Buyer (such approval not to be unreasonably withheld);

                           (d)     use its reasonable efforts to preserve intact
its present business operations and organization; keep available the services of its present employees and agents; and maintain its relations and good will with patients, suppliers, vendors, employees, and any others having business relating to it;

                           (e)    maintain all of the books and records relating
to each Seller in accordance with its past practices;

                           (f)      comply  in  all  material  respects with all
provisions of all Contracts and with any other material agreements that either Seller has entered into after the date hereof, and comply in all material respects with the provisions of all Governmental Requirements applicable to either Seller, the Assets or the Business;

                           (g)      cause to be paid when due, all Taxes imposed
upon it or on any of its properties or which it is required to withhold and pay over; and

                           (h)      promptly advise Buyer in writing of: (i) the
threat or commencement against either Seller of any claim, action, suit or proceeding, arbitration or investigation that could materially adversely effect Seller's operations, properties, assets or prospects; or (ii) the termination of any Contract.

                  7.4 Pursuit of Consents and Approvals. Promptly upon execution of this Agreement, Buyer shall use all reasonable efforts to obtain, at its own cost and expense, all Required Approvals. Sellers shall cooperate with and use their reasonable efforts to assist Buyer in obtaining all such approvals.

                  7.5 Supplementary Financial Information. Within thirty (30) days after the end of each calendar month between the date of this Agreement and the Closing Date, each Seller shall provide to Buyer unaudited financial statements (including at a minimum income statements, a balance sheet and a statement of cash flows) for such month then ended that shall present fairly the results of the operations of Seller at such date and for the period covered thereby, all in accordance with GAAP (except as otherwise expressly stated therein), in each case, certified as true and correct by such Seller's chief financial officer.

                  7.6 Tail Policy. Each Seller shall obtain, at its own expense, a "tail policy" to all of its applicable liability insurance policies, naming each of Buyer and IHS as an additional insured, against claims made after Closing arising out of facts or circumstances occurring or existing prior to Buyer's ownership of the Assets and operation of the Business.

                  7.7 Exclusivity. Until the earlier of Closing or the termination of this Agreement pursuant to Section 11.1, no Seller nor any Member, nor any of their respective Affiliates, shall enter into any agreement, commitment or understanding with respect to, or engage in any discussions or negotiations directly or indirectly with any other party with respect to the sale of the Assets, or in respect of the sale of any controlling interest in either Seller.

       ARTICLE VIII: CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND IHS
       ------------------------------------------------------------------

                  The obligations of Buyer and IHS to consummate the transactions contemplated by this Agreement to occur at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer or IHS in writing. Upon failure of any of the following conditions, Buyer or IHS may terminate this Agreement prior to Closing pursuant to and in accordance with Article XI herein.

                  8.1 Representations and Warranties. The representations and warranties of each Seller and each Member made under this Agreement and under each Group Transaction Document shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time.

                  8.2 Performance of Covenants. Each Seller and each Member shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement and each Group Transaction Document to be performed or complied with by it, her or him prior to or at the Closing.

                  8.3 Delivery of Closing Certificate. The President of each Seller and each Member shall have executed and delivered to Buyer and IHS a certificate, dated the Closing Date, upon which Buyer and IHS may rely, certifying that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

                  8.4      Opinions of Counsel.

                           (a)      The Group shall have delivered  to Buyer and
IHS an opinion, dated the Closing Date, of its counsel, in such form and substance (including without limitation, as to the matters covered by the representations and warranties contained in Sections 4.1(a), 4.2, 4.3, 4.4 and
4.5 hereof) as shall be satisfactory to Buyer and IHS, provided that as to any factual matters such counsel may rely on its actual knowledge and the truth and accuracy of the representations and warranties made by the Group contained in this Agreement, the Group Transaction Documents and certificates supplied to such counsel by the Group and Governmental Authorities. Said opinion shall be addressed to and may be relied upon by Buyer, IHS, the lenders of IHS, and each such party's counsel.

                           (b)   In addition, Buyer shall have received opinions
acceptable to it from legal counsel in each state where the Sellers conduct business, that the operation of the Business is in compliance with all Government Requirements.

                  8.5 Legal Matters. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person or Governmental Authority that questions the enforceability, validity or legality of this Agreement or the transactions contemplated hereby, including, without limitation, Buyer's proposed use of the Assets.

                  8.6 Authorization Documents. Buyer and IHS shall have received a certificate of the Secretary or other authorized officer of each Seller certifying a copy of resolutions of its Board of Directors and members authorizing such Seller's execution and full performance of this Agreement and the Group Transaction Documents to which such Seller is a party and the incumbency of its officers.

                  8.7 Material Change. Since the date of this Agreement there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties, prospects or operations of either Seller.

                  8.8      Approvals.

                           (a)      The consent  or approval  of all persons and
Governmental Authorities necessary for the consummation of the transactions contemplated hereby shall have been granted.

                           (b)      None  of the foregoing consents or approvals
(i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Business, or (ii) shall impose on Buyer or IHS any condition or provision or requirement with respect to Buyer, IHS or the Business that is more restrictive than or different from that imposed by such Governmental Authority prior to Closing.

                  8.9 Bill of Sale and Assignment. Each Seller shall have executed and delivered to Buyer a Bill of Sale (each, a "Bill of Sale") and an Assignment and Assumption Agreement (each, an "Assignment and Assumption") respectively in the forms of Exhibits 8.9-1 and 8.9-2.

                  8.10 Non-Competition  Agreements.  Each Seller and each Member shall have entered into a non-competition and non-solicitation agreement (the "Non-Competition Agreements") with Buyer and IHS, pursuant to which it, he or she shall agree that for a period of five (5) years from the Closing Date it, he or she will not, directly or indirectly, for itself, himself or herself, or on behalf of any other person, firm, entity or other enterprise, be employed by, be an officer, director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, or loan money to any person, enterprise, partnership, association, corporation, limited liability company, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any contract rehabilitation or respiratory service business, licensed or unlicensed, now or hereafter competitive with any contract rehabilitation or respiratory service business of Buyer (including, without limitation, the Business), IHS or any of their respective Affiliates, located in any or all of the States of Illinois, or Missouri or within twenty (20) miles of Deland, Florida or thirty (30) miles of New York City, New York or Kansas City, Kansas (the "Prohibited Areas"), or which business solicits from or performs contract rehabilitation or respiratory services for any current customers or clients of the Business or any owner, lessee or manager of any such customer or client ( "Protected Customers"). Each Ruby Member represents and warrants (and notwithstanding anything to the contrary contained in this Agreement, none of Dacy, Krause and neither Seller shall be deemed to have represented and warranted) that the only persons owning, leasing, managing, performing consulting services for or employed by, any Protected Customer with whom any such Ruby Member has a relationship that would give such Ruby Member a competitive advantage with respect to obtaining or performing any business for a Protected Customer is set forth on Schedule 8.10 hereto (each, a "Protected Source"). Schedule 8.10 also identifies the relationship of the Protected Source to the Protected Customer. For purposes of this Agreement the Southshore Home and the Central Island Home shall be deemed included as Protected Customers. Said Non-Competition Agreements for R. Paler, B. Paler and Kaplan shall also contain provisions stating that notwithstanding the foregoing, said individual shall not be prohibited by reason of such agreement from being employed by, being an officer, director or manager of, acting as a consultant for, being a partner in, having a proprietary interest in, or lending money to, any person, enterprise, partnership, association, corporation, limited liability company, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any contract rehabilitation or respiratory service business, licensed or unlicensed, competitive with any of those of Buyer, IHS or any of their respective Affiliates; provided that he or she: (x) does not breach any of his or her other obligations to Buyer or IHS, including without limitation, under Section 10.3 of this Asset Purchase Agreement; (y) does not directly or indirectly participate in the provision or solicitation of contract rehabilitation or respiratory services business in any of the Prohibited Areas or to or with any of the Protected Sources; provided, however, that the foregoing shall not be deemed to prohibit him or her from participating in any general mass marketing effort which covers an area of which one or more of the Prohibited Areas constitutes an incidental and insubstantial part, such as a national campaign, and that does not involve personal contact by him or her in any Prohibited Areas or personal contact with any Protected Source or use of any confidential information referred to in Section 10.3 of this Asset Purchase Agreement; and (z) delivers to Buyer and IHS his or her written acknowledgment setting forth: the name and address of the business in which he or she is participating; that he or she has delivered to such business a copy of his or her Non-Competition Agreement; and that he or she continues to be bound by the provisions of the Non-Competition Agreement. No Ruby Member shall be deemed to be in violation of this Section 8.10 by reason of the acquisition and subsequent ownership by any Protected Customer of any business to which such Ruby Member shall be providing contract rehabilitation or respiratory services prior to such acquisition. Said Non-Competition Agreements also shall contain provisions relating to non-solicitation of Protected Sources, and of employees, agents or consultants of Buyer and

Sellers. The Non-Competition Agreements shall not prohibit the ownership of less than 0.1% of the issued and outstanding stock of any competitive business whose stock is listed on a national securities exchange or traded on the NASDAQ national market system. Buyer and IHS agree that the Non-Competition Agreement shall not prohibit any Group Participant: (a) from continuing to own an interest in and participating in the oxygen concentration business as currently operated by C.O.M.S.; provided that the Group represents and warrants that the only connection that C.O.M.S. has to O2 or Rehab Services is supplying or leasing durable medical equipment, including, without limitation, oxygen concentration equipment; or (b) unless otherwise agreed in such person's employment or consulting agreement with Buyer, from operating a respiratory services business in the State of New York; provided, however, that no Group Participant shall provide any such services (or solicit to provide any such services) to the Southshore Home.

                  8.11 Employment and Consulting Agreements. Buyer shall have entered into an employment agreement and/or consulting agreement with each of the Ruby Members and Andrew Fleming in form and substance satisfactory to Buyer and each such person.

                  8.12 COBRA. Each Seller shall have given all notices, made all offers, paid and collected all premiums, obtained all group health plan coverage, and performed all other actions mandated by Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and which is required to be given, made, paid, obtained, and performed as a result of the Closing under this Agreement. This provision shall not be construed, however, to require Seller to maintain its group health insurance coverage following Closing, except as may be required by applicable Governmental Requirements. IHS shall take such steps as are commercially reasonable to permit former employees of Sellers to obtain COBRA coverage under insurance plans available to IHS employees.

                  8.13 Assets Transferred at Closing. Each Seller shall have delivered or caused to be delivered to Buyer possession of the Assets (or the right to obtain possession on demand). Each Seller shall also execute and deliver to Buyer at Closing such UCC financing statements as shall be necessary or appropriate to record the assignment to Buyer of all recorded security interests held by either Seller. All Assets shall be free and clear of all Liens.

                  8.14 Certificate as to Provider and Related Contracts. Sellers shall have executed and delivered to Buyer and IHS a certificate, dated the Closing Date upon which Buyer and IHS may rely, certifying that the condition set forth in Section 1.5(a) shall not have occurred and setting forth the number of Provider Contracts and Related Contracts, if any, which have been terminated (or with respect to which a notice of termination shall have been given) and the amount of the Purchase Price adjustment, if any, then required pursuant to
Section 1.5(b) hereof by reason thereof.

                  8.15 ANB Security Interest. ANB shall have executed and delivered to Buyer a payout letter setting forth the total amount of obligations due to it as of the Closing Date and agreeing that, upon payment thereof on such date, its security interest in all of the Assets and all guarantees of said obligations (the "Guarantees") shall be released and terminated. Such payout letter shall be in form and substance satisfactory to Buyer and shall be accompanied by all UCC termination statements (to be held pending the occurrence of the conditions set forth in said letter) necessary to evidence said release and termination. All costs incurred in connection with satisfying this condition shall be borne by Sellers.

                  8.16 Lease Amendment. The Lease Agreement between Sellers and 3100 Commercial Partners shall have been amended to terminate with no penalty 60 days after the Closing.

                  8.17 Designated Contract and Designated Related Contract Consents. Buyer shall not have terminated this Agreement by reason of the occurrence of the matters permitting such termination as provided in Section 1.3(b) or Section 1.5 above.

                  8.18 Documents. Each Seller and each Member shall have furnished Buyer and IHS with all other documents, certificates and other instruments required to be furnished to Buyer or IHS by such Group Participant pursuant to the terms hereof.


         ARTICLE IX: CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS
         --------------------------------------------------------------
                                 AND THE MEMBERS
                                 ---------------

                  The obligations of Sellers and the Members to consummate the transactions contemplated hereby to occur at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Sellers in writing. Upon failure of any of the following conditions, Sellers may terminate this Agreement prior to Closing pursuant to and in accordance with Article XI herein.

                  9.1 Representations and Warranties. The representations and warranties of Buyer and IHS made under this Agreement and under each Buyer/IHS Transaction Document shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time.

                  9.2 Performance of Covenants. Each of Buyer and IHS shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement and each Buyer/IHS Transaction Document to be performed or complied with by it prior to or at the Closing.

                  9.3 Delivery of Closing Certificate. An authorized officer of each of Buyer and IHS shall have executed and delivered to Sellers and the Members a certificate, dated the Closing Date, upon which Sellers and Members may rely, certifying that the conditions set forth in Sections 9.1 and 9.2 have been satisfied.

                  9.4 Opinions of Counsel. Buyer and IHS shall have delivered to Sellers and the Members an opinion, dated the Closing Date, of its counsel, in such form and substance (including without limitation, as to the matters covered by the representations and warranties contained in Sections 5.1, 5.2, and 5.3 hereof and as to Buyer's ability to conduct the Business in New York in compliance with New York laws) as shall be satisfactory to Seller, provided that as to any factual matters such counsel may rely on its actual knowledge and the truth and accuracy of the representations and warranties made by Buyer and IHS contained in this Agreement, the Buyer/IHS Transaction Documents and certificates supplied to such counsel by representatives of IHS and Buyer and of Governmental Authorities. Said opinion shall be addressed to and may be relied upon by Sellers and the Members and each such party's counsel.

                  9.5 Legal Matters. No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person or Governmental Authority that questions the enforceability, validity or legality of this Agreement or the transactions contemplated hereby.

                  9.6 Authorization Documents. Each Seller and Member shall have received a certificate of the Secretary or other authorized officer of Buyer and of IHS certifying a copy of resolutions of its Board of Directors authorizing its execution and full performance of this Agreement and the Buyer/IHS Transaction Documents to which it is a party and the incumbency of its officers.

                  9.7      Necessary  Consents.   The consent or approval of all
persons and Governmental Authorities necessary for the consummation of the transactions contemplated hereby shall have been granted.

                  9.8 Assignment and Assumption. Buyer shall have executed and delivered to each Seller an Assignment and Assumption Agreement.

                  9.9 ANB Guarantees. Provided that Sellers shall have satisfied the condition set forth in Section 8.15 above each Member shall have been released from all Guarantees.

                  9.10 Other Documents. Buyer and IHS shall have furnished each Seller and Member with all documents, certificates and other instruments required to be furnished to any of them by Buyer or IHS pursuant to the terms hereof.


               ARTICLE X: OBLIGATIONS OF THE PARTIES AFTER CLOSING
               ---------------------------------------------------

                  10.1  Survival  of   Representations   and   Warranties.   All
representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive the Closing. Notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

                  10.2     Indemnification.

                           (a)      Each  Seller and each Member jointly (except
as expressly set forth below) and severally shall indemnify and defend Buyer and IHS and each of their respective shareholders, directors, officers, employees, agents and advisors, and each of their respective successors and assigns ("Buyer Indemnitees") against and with respect to any and all damages, losses, claims, liabilities, deficiencies, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "Loss") resulting from (i) any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant on the part of any Group Participant under this Agreement or any Group Transaction Document;
(ii) any Taxes resulting from the operation of the Business or ownership of any of the Assets for any period ending on or before the Closing Date; (iii) all Excess Reimbursement Liabilities; (iv) any Loss relating to any Liability (each an "Unassumed Liability") of Seller or other Group Participant that is not expressly assumed by Buyer pursuant to the terms of this Agreement; (v) any Loss arising out of any bulk transfer act (whether relating to liabilities in general or taxes or otherwise); (vi) any Loss arising out of the noncompliance of either Seller with COBRA or any like statute; and (vii) any and all actions, suits, proceedings, demands, assessments, judgments, settlements (to the extent approved by Sellers, such approval not to be unreasonably withheld, delayed or conditioned) costs and legal and other expenses incident to any of the foregoing. Notwithstanding the foregoing, no Member shall be jointly liable for any breach of a representation or warranty by any other Member to the extent such representation or warranty was expressly made severally by such other Member in accordance with this Agreement.

                  Without limiting the foregoing, the Group hereby represents and warrants to Buyer and IHS that it has complied with any and all bulk transfer act or similar procedures applicable to the transactions herein contemplated. The Group has requested that Buyer withhold from the non-escrowed portion of the Purchase Price such amount as shall be required by the Illinois State Tax Commission in a notice delivered to Buyer pending notice from said Illinois State Tax Commission in compliance with such bulk transfer procedures, and Buyer has agreed to do so.

                           (b)      Buyer and IHS jointly and severally covenant
and shall defend, hold harmless and indemnify each Group Participant and each of their respective members, directors, officers, employees, agents and advisors, and each of their respective successors and assigns ("Group Indemnitees") against and with respect to any and all Losses resulting from: (i) any misrepresentation, breach of warranty, or failure to fulfill any agreement or covenant on the part of Buyer or IHS under this Agreement or any Buyer/IHS Transaction Document, (ii) Buyer's operation of the Business after the Closing Date, and (iii) any and all actions, suits, proceedings, demands, assessments, judgments, settlements (to the extent approved by IHS, such approval not to be unreasonably withheld, delayed or conditioned) costs and legal and other expenses incident to any of the foregoing.

                           (c)      Any claim for indemnification for any breach
of a representation or warranty under this Section 10.2 or for a Loss described in Section 10.2(a)(v) above must be asserted by written notice by the first anniversary of the Closing Date, except that any claim by any Buyer Indemnitee for indemnification arising out of a breach of any of the representations and warranties of any of the Group Participants for any tax matter may be asserted any time prior to expiration of the applicable statute of limitations for the assertion of the related tax claim by the government, and any such claim based on Excess Reimbursement Liability may be brought any time prior to a date which is thirty (30) days following expiration of the applicable audit period for such liability. The foregoing limitation shall not apply to any indemnification obligation of any person or entity pursuant to Section 2.5 (g) (v) hereof.

                           (d)      Any Buyer Indemnitee shall be entitled (but
shall not be obligated) to collect from the Escrow Deposit any amount due to it by reason of any Group Participant's obligations under this Section 10.2 hereof. To the extent any Buyer Indemnitee shall be entitled to indemnification under this Section 10.2, such Buyer Indemnitee shall first seek to recover against the Escrow Deposit prior to proceeding against the assets of any Group Participants.

                           (e)      The  aggregate amount  for  which the  Group
Participants shall be liable for indemnification  obligations under this Section
10.2 shall not exceed the amount of the Purchase Price, as adjusted pursuant to Sections 1.6 and 2.3 hereof.

                  10.3     Restrictions.

                           (a)      From  and  after the  Closing Date, no Group
Participant shall disclose, directly or indirectly, to any person or entity, or make use of, without the express authorization of IHS and Buyer, any non-public pricing strategies or records of either Seller, any proprietary data or trade secrets owned by either Seller, Buyer or IHS or any financial or other information about any of them ("confidential information"); provided that the foregoing restrictions shall not apply to any information which:

                                    (i)     is or becomes publicly known through
no wrongful act on the part of any Seller or Member; or

                                    (ii)    is  or  becomes  available  to   the
disclosing party on a non-confidential basis from a third party without restriction and without breach of this Agreement; or

                                    (iii)    is approved for release by  written
authorization signed by Buyer; or

                                    (iv)     is   required  to   be disclosed in
accordance with applicable law; provided, however, prior to making any such disclosure the party required to make such disclosure shall provide Buyer with prompt notice of such requirement to enable Buyer to seek an appropriate protective order and such party will use its best efforts to preserve the confidentiality of such information and will disclose only that portion of the information as is required to be disclosed.

                           (b)      Each Group Participant acknowledges that the
restrictions contained in this Section 10.3 are reasonable and necessary to protect the legitimate business interests of Buyer and IHS, and that any violation thereof by any of them would result in irreparable harm to Buyer and IHS. Accordingly, each Group Participant agrees that upon the violation by any of them of any of the restrictions contained in this Section 10.3, Buyer and IHS shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise, without the necessity of posting any bond or security whatsoever.

                  10.4 Records. On the Closing Date, each Seller shall use its best efforts to deliver, or cause to be delivered, to Buyer all records and files not then in such Seller's possession relating to the operation of the Business. Following the Closing, Buyer shall provide either Seller with access during business hours upon reasonable prior notice (not less than two (2) business days), to such of its financial records relating to the operation of the Business prior to the Closing Date as Buyer shall reasonably request in connection with the preparation by it of any tax returns or the collection of any accounts receivable owned by it.

                  10.5 Appeal of Denials and Disallowances. If there shall be any claim for Excess Reimbursement Liability, Buyer will contest or appeal such claim (using at least the same standard of care as it would apply to contests or appeals with respect to its own reimbursement liabilities) in accordance with the procedures set forth in Buyer's manual. After any contest or appeal in accordance with the foregoing, Sellers shall within ten (10) business days after any request by Buyer, accompanied by a log of procedures performed in accordance with Buyer's manual with respect to such claim and copies of all documentation submitted to third payors in connection therewith, pay and satisfy any such claim that was denied. If Sellers shall fail to comply with the provisions of this Section 10.5, then Buyer shall have the right, but shall in no event be obligated, to make any such payment on behalf of Sellers, in which case, Sellers shall, upon demand, immediately reimburse Buyer for any amount so paid by it. The rights of Buyer under this Section 10.5 are in addition to, and shall not be deemed to limit, any other rights or remedies which Buyer might have under this Agreement, law, equity or otherwise. Neither Buyer nor IHS shall have any obligation with respect to any appeals or contests arising out of any Excluded NY O2 Service. Buyer's obligations under this Section 10.5 shall be conditioned on the cooperation of the Group Participants, including, without limitation, their providing Buyer with all appropriate documentation to support an appeal or contest in their possession or under their control. Buyer shall not be required to incur any extraordinary expense except to the extent required pursuant to the manual in connection with its obligations under this Section 10.5 unless Sellers shall have agreed to advance the funds therefor.

                  10.6 Audit. Following Closing, each Seller will cooperate with and assist Buyer in a review of the financial statements of such Seller. Buyer may, at its own expense, have an audit performed of such financial statement, and each Seller and Member will cooperate in the performance of such audit.

                  10.7 Offer of Employment. Except for Philip Esformes, Andrew Fleming and Lynn Mershon and employees working principally in the Excluded NY 02 Services, Buyer agrees to offer to retain (for so long as it deems it to be in its best interests), after the Closing, the services of substantially all of the licensed professionals and office staff who are employees of either Seller on the date hereof and on the Closing Date.

                  10.8 Option on Excluded NY 02 Services. At any time after the Closing and on or prior to the day that is 30 days after the Closing (the "Option Period"), Buyer shall be entitled to acquire all of the assets then relating to the Excluded NY O2 Services (the "O2 Business") for no further consideration other than the assumption of all of the liabilities then relating to the Excluded NY O2 Services as such liabilities are represented by Sellers to Buyer at the time of such acquisition. Such option shall be exercisable by the giving of notice to Sellers during such Option Period and the closing of such acquisition shall occur on such date as Buyer shall designate in such notice (the "Option Closing"); provided that such date shall be a business day and shall not be more than thirty (30) days or less than (10) days after the date of such notice. The Option Closing shall take place by mail and escrow in a manner reasonably satisfactory to each of the parties thereto. At the Option Closing, Sellers shall execute and deliver to Buyer such bills of sale and assignment instruments as Buyer shall reasonably require to effectuate the acquisition, and Sellers shall make such customary representations and warranties with respect to the O2 Business, the subject assets and liabilities, the authority of Sellers to complete the contemplated transaction and such other customary representations and warranties as Buyer shall reasonably require. At the Option Closing, Buyer shall execute and deliver to Sellers such assumption instruments as Sellers shall reasonably require to effectuate the assumption of liabilities, and Buyer shall make such customary representations and warranties with respect to the acquisition and its authority as Sellers shall reasonably require. Sellers shall use their reasonable efforts to advise Buyer of any material occurrences with respect to the O2 Business and shall promptly provide Buyer with any information reasonably requested by it with respect to the O2 Business during the Option Period. Notwithstanding anything to the contrary contained in this Section 10.8, Sellers shall be entitled to liquidate and wind-up the O2 Business at any time during the Option Period; provided that Sellers shall give Buyer at least fifteen (15) days prior written notice before it shall commence such process and before it shall terminate any contracts pursuant to which it directly or indirectly provides O2 Services. Except as provided above, Sellers shall not sell or encumber any of the assets of the O2 Business during the Option Period, except in the ordinary course of business consistent with past practice. Buyer shall pay to Sellers upon completion of the acquisition, if any, of the 02 Business pursuant to this Section 10.8 the amount, if any, by which the sum of:
(x) current assets included in such acquisition plus (y) $150,000, exceeds the current liabilities assumed by Buyer pursuant thereto, in each case, determined in accordance with GAAP; provided, however, that such payment shall not exceed the amount, if any, by which the Purchase Price is reduced pursuant to Section
2.3 hereof. During the Option Period and for thirty (30) days thereafter Sellers shall make available to Buyer the services of Tim Fisher (if he is still employed by Sellers; provided, however, that the provision by Tim Fisher shall not interfere with his obligations to Seller), and Buyer shall make available to Sellers the services of R. Paler, Andrew Fleming and a billing person if they are employed or retained by Buyer; provided however, that the provision by R. Paler, Andrew Fleming and such billing person shall not interfere with any such person's obligations to Buyer. During the Option Period and for thirty (30) days thereafter Sellers, shall not terminate the employment of Tim Fisher without having given Buyer at least five (5) business days prior notice. Thirty (30) days following the termination of the Option Period, Sellers shall provide Buyer with the opportunity to offer employment or consulting arrangements to Tim Fisher, and Sellers shall fully cooperate with Buyer to encourage Tim Fisher to accept any such employment or consulting arrangements. Neither Buyer nor Sellers shall be reimbursed for the cost of providing the other with the services of its employees as required by this Section 10.8; provided, however, that the costs of transportation, room and board of such employees in connection with providing the services under this
Section 10.8 shall be borne by the party for whom the services are provided.


                             ARTICLE XI: TERMINATION
                             -----------------------

                  11.1 Termination. This Agreement may be terminated at any time at or prior to the time of Closing by:

                           (a)      Buyer,  if  any  condition  precedent to the
obligations of Buyer or IHS hereunder, including without limitation those conditions set forth in Article VIII hereof, have not been satisfied by the Closing Date or pursuant to Section 12.1 if any portion of the Assets is damaged or destroyed as a result of fire, other casualty or from any reason whatsoever;

                           (b)      Sellers,  if  any condition precedent to the
obligations of the Group hereunder, including without limitation those conditions set forth in Article IX hereof, have not been satisfied by the Closing Date;

                           (c)      the mutual consent of Buyer and Sellers.

                  11.2 Effect of Termination. If a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other; provided, however, that if such termination is by reason of the breach by any party of any of its representations, warranties or obligations under this Agreement, the other party shall be entitled to be indemnified for any Losses incurred by it by reason thereof in accordance with Section 10.2 hereof (and for such purposes such Section 10.2 shall survive the termination of this Agreement). Furthermore, nothing in this Section 11.2 shall affect any party's right to specific performance of the obligations of the Group at Closing hereunder.

                       ARTICLE XII: CASUALTY, RISK OF LOSS
                       -----------------------------------

                  12.1 Casualty, Risk of Loss. Sellers shall bear the risk of all loss or damage to any of the Assets from all causes which occur prior to the Closing. If at any time prior to the Closing any portion of the Assets is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever, Sellers shall immediately give notice thereof to Buyer. Buyer shall have the right, in its sole and absolute discretion, within ten (10) days of receipt of such notice, to (1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by any Group Members on account of any such casualty. Nothing contained in this Section 12.1 shall limit or adversely affect the right of Buyer and IHS to receive indemnification for any Losses incurred by either of them by reason of any breach by any Group Participant of any representation, warranty or obligation under this Agreement in accordance with Section 10.2 hereof (and for such purposes such Section 10.2 shall survive the termination of this Agreement).


                           ARTICLE XIII: MISCELLANEOUS
                           ---------------------------

                  13.1 Costs and Expenses. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. The Group shall pay all sales, transfer, recording, stamp and like taxes payable in connection with any of the transactions contemplated by this Agreement, and shall timely and truthfully complete and file any filings or returns necessary in connection therewith. The Group, on the one hand, and Buyer and IHS on the other hand, shall each bear fifty percent (50%) of the cost of obtaining the legal opinions referred to in Section 8.4(b) hereto. Subject to
Section 2.4 hereof, Buyer and IHS agree that Sellers may use shares of IHS Stock to pay the fee due to its consultant, C-III, L.L.C. (the "Consultant"), a Missouri limited liability company, provided that said Consultant shall have agreed in writing, in form and substance satisfactory to IHS, to be bound by the provisions of Section 2.5 hereof (including 2.5(b) and (e)).

                  13.2 Benefit and Assignment. This Agreement binds and inures to the benefit of each party hereto and its successors and assigns. Prior to Closing, Buyer may not assign its interest under this Agreement to any other person or entity without the prior written consent of Sellers; provided, however, that prior to Closing Buyer may assign its rights, duties and obligations hereunder to one or more subsidiaries or affiliates of IHS, except that no such assignment shall operate to relieve IHS of its obligations hereunder.

                  13.3 Effect and Construction of this Agreement. This Agreement and the Exhibits, Schedules and the Transaction Documents embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein do not constitute part of this Agreement, are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

                  13.4 Cooperation - Further Assistance. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purposes of this Agreement, and to vest in Buyer good title to, possession of and control of all of the Assets.

                  13.5 Notices. All notices and demands required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or two (2) business days after being sent by certified or registered mail, postage prepaid, or the on the next business day if sent for next day delivery by a nationally recognized overnight courier, in either case, properly addressed to the party or parties entitled to receive such notice at the address stated below:


If to any Group Participant:  to or in care of:
                              Total Rehab Services, LLC
                              3100 Commercial Avenue
                              Northbrook, Illinois 60062
                              Attention:   Timothy H. Dacy and David S. Krause

With a copy to:               Johnson and Colmar
                              300 South Wacker Drive
                              Chicago, IL 60606
                              Attention:   Mark Chester, Esq.

If to Buyer or IHS:           Integrated Health Services, Inc.
                              10065 Red Run Boulevard
                              Owings Mills, MD 21117
                              Attn:  Marshall A. Elkins, General Counsel

                                       and

                              Integrated Health Services, Inc.
                              10065 Red Run Boulevard
                              Owings Mills, MD 21117
                              Attn: Brian Davidson, Executive Vice President


With a copy to:               Blass & Driggs, Esqs.

                              461 Fifth Avenue, 19th Floor
                              New York, NY 10017
                              Attn: Michael S. Blass, Esq.

Such  addresses may be changed by providing  written  notice as provided in this
Section 13.5.

                  13.6 Waiver, Discharge, Etc. This Agreement and the Transaction Documents and the obligations hereunder and thereunder shall not be released, discharged, abandoned, changed, waived or modified in any manner, except by an instrument in writing executed by Sellers, if any Group Participant is to be the party to be charged, and by Buyer, if Buyer or IHS is to be the party to be charged. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

                  13.7 Rights of Persons Not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto, and other than the Buyer Indemnitees and Group Indemnitees pursuant to Section 10.2 hereto.

                  13.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to contracts executed, delivered and to be fully performed in such State, disregarding any contrary rules relating to the choice or conflict of laws.

                  13.9 Amendments, Supplements, Etc. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by Sellers on behalf of the Group Members and by Buyer on behalf of Buyer and IHS.

                  13.10 Severability. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 10.3 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

                  13.11 Public Announcements. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as IHS shall determine; provided that nothing herein shall prevent either party, upon as much prior notice as shall be possible under the circumstances to the other, from making such written announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

                  13.12 Joint and Several.  Except as expressly set forth in the rules of construction and qualification in the preamble to Article IV of this Agreement, all obligations, representations, warranties, covenants and agreements of any Group Participant under this Agreement or any of the Group Transaction Documents shall be the joint and several obligations, representations, warranties, covenants and agreements of all of the Group Members.




                       [SIGNATURES ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

INTEGRATED HEALTH SERVICES, INC.


By: /s/ Elizabeth B. Kelly
   --------------------------
Its:    Senior Vice President
        Corporate Development
    -------------------------

IHS ACQUISITION XV, INC.


By: /s/ Elizabeth B. Kelly
   --------------------------
Its:
    -------------------------

TOTAL REHAB SERVICES, LLC


By: /s/ Timothy H. Dacy
   --------------------------
Its:    Member
   --------------------------

TOTAL REHAB SERVICES 02, LLC


By: /s/ Timothy Dacy
   --------------------------
Its:    Member
   --------------------------

RUBY HEALTHCARE, LLC


By: /s/ Bruce Paler
   --------------------------
Its:    Member
    -------------------------


/s/ Timothy Dacy
-----------------------------
Timothy H. Dacy

/s/ David S. Krause
-----------------------------
David S. Krause

/s/ Ron Paler
-----------------------------
Ron Paler

/s/ Bruce Paler
-----------------------------
Bruce Paler

/s/ Shari Kaplan
-----------------------------
Shari Kaplan